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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227554

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell, nor a solicitation of an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED AUGUST 17, 2020

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 27, 2018)

Santander UK Group Holdings plc
$                    % Fixed Rate Resetting Notes due 20

            We are offering $            principal amount of        % Fixed Rate Resetting Notes due August     , 20    , which we refer to as the "notes." From (and including) the issue date to (but excluding) August     , 20    (the "Reset Date"), interest will accrue on the notes at a rate of        % per annum. From (and including) the Reset Date to (but excluding) the Maturity Date, the applicable per annum interest rate will be equal to the sum, as determined by the Calculation Agent, of the then-prevailing U.S. Treasury Rate on the Reset Determination Date, plus        %. We will pay interest semi-annually in arrear on February     and August     in each year, commencing on February     , 2021.

            Unless we redeem the notes earlier, the notes will mature on August     , 20    . There is no sinking fund for the notes.

            We may, subject to satisfaction of the Regulatory Redemption Conditions (as defined in "Description of the Notes—Redemption—Definitions"), redeem the notes, at our option, in whole, but not in part, on the Reset Date, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date. See "Description of the Notes—Redemption—Optional Redemption" in this prospectus supplement.

            We may also, subject to satisfaction of the Regulatory Redemption Conditions, redeem all but not some of the notes at any time if certain tax and regulatory events described in this prospectus supplement and the accompanying prospectus occur, at 100% of their principal amount plus accrued interest in the case of such tax events and 100% of their principal amount plus accrued interest in the case of such regulatory events. See "Description of the Notes—Redemption—Loss Absorption Disqualification Event Call Option" and "Description of the Notes—Redemption—Tax Redemption" in this prospectus supplement, and "Description of the Debt Securities—Redemption—Senior Debt Securities" in the accompanying prospectus. Any redemption of the notes is subject to the restrictions described in this prospectus supplement under "Description of the Notes—Redemption."

            The notes will be issued in denominations of $200,000 and in multiples of $1,000 in excess thereof. The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

            Notwithstanding any other term of the notes, the indenture or any other agreements, arrangements, or understandings between Santander UK Group Holdings plc (the "issuer") and any holder of notes, by its acquisition of the notes, each holder of notes (including each holder of a beneficial interest in the notes) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power by the relevant UK resolution authority whether or not imposed with prior notice, that may include and result in: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due on the notes into shares, other securities or other obligations of the issuer or another person (and the issue to or conferral on the holders of notes of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the notes; (iii) the cancellation of the notes; (iv) the amendment or alteration of the maturity of the notes or amendment of the amount of interest payable on the notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation, if necessary, of the terms of the indenture governing the notes or the notes to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.

            For these purposes, "Amounts Due" are the principal amount of, and accrued but unpaid interest, including any Additional Amounts due on, the notes. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority.

            As used in this prospectus supplement, the "UK bail-in power" is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended from time to time ("BRRD"), including but not limited to the UK Banking Act 2009, as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which: (i) any obligation of a regulated entity (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised.

            A reference to a "regulated entity" is to any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority, as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

            A reference to the "relevant UK resolution authority" is to the Bank of England or any other authority with the ability to exercise a UK bail-in power.

            By its acquisition of the notes, each holder of the notes (including each holder of a beneficial interest in the notes), to the extent permitted by the Trust Indenture Act of 1939, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the notes.

            Capitalized terms used but not otherwise defined in the paragraphs above have the meanings given to them below in this prospectus supplement.

            We intend to apply to list the notes on the New York Stock Exchange or another recognized securities exchange; however, there can be no assurance that the notes will be so listed by the time the notes are delivered to purchasers or that the listing will be granted.

            See "Risk Factors" beginning on page S-8 of this prospectus supplement and beginning on page 10 of the accompanying prospectus to read about factors you should consider before investing in the notes.

            Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

            The notes are not savings accounts, deposits or other obligations of a bank and are not insured by the FDIC or any other governmental agency or instrumentality of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Underwriting Discount	Proceeds (before expenses) to issuer

Per note	%	%	%

Total	$	$	$

            Interest on the notes will accrue from the date of issuance, which is expected to be August     , 2020.

            We may use this prospectus supplement and the accompanying prospectus in the initial sale of the notes. In addition, Santander Investment Securities Inc. or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in any of these notes after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by Santander Investment Securities Inc. or another of our affiliates, unless we or our agent informs the purchaser otherwise in the confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

            The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company, or "DTC," for the accounts of its participants, including Clearstream Banking, société anonyme, or "Clearstream," and Euroclear Bank S.A./N.V., or "Euroclear," on or about August     , 2020.

Joint Book-Running Managers

Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley	Santander

August     , 2020

Base Prospectus

i

The United Kingdom's Withdrawal from the European Union

        On January 31, 2020, the United Kingdom ceased to be a member state of the European Union. The United Kingdom has now entered a transition period until December 31, 2020 (or such later date as may be agreed between the United Kingdom and the European Union), during which European Union law will continue to apply to the United Kingdom (the "Transition Period"). Once the Transition Period has ended, investors should be aware that United Kingdom law may diverge from European Union law. As at the date of this prospectus supplement, it is not possible for the issuer to predict (i) the extent or materiality of any such divergence; (ii) the precise impact of any such divergence on the regulatory environment in which the issuer and the Group operates; (iii) the impact of any such divergence on the terms and conditions of the notes as described in "Description of the Notes" and issued under the indenture; or (iv) the impact on the regulatory treatment of an investor holding the notes. Investors are urged to make their own assessment, and seek independent advice, regarding the impact of the United Kingdom's exit from the European Union on their acquisition and/or holding of the notes.

        A reference in this prospectus supplement to a provision of any law, regulation or directive of the European Union shall be construed as including a reference to such provision as the same may have been implemented, transposed, enacted or retained under the laws of the United Kingdom.

MiFID II product governance / Professional investors and ECPs only target market

        Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, "MiFID II"); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

PRIIPs Regulation / Prohibition of sales to EEA and UK retail investors

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the "EEA") or in the United Kingdom ("UK"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

        We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the notes to which they relate or an offer to sell or the solicitation of an offer to buy such notes by any person in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus supplement and the accompanying prospectus is correct as of any time subsequent to its date.

        The distribution or possession of this prospectus supplement and the accompanying prospectus in or from certain jurisdictions may be restricted by law. You should inform yourself about and observe any such restrictions, and neither we nor any of the underwriters accepts any liability in relation to any such restrictions. See "Underwriting."

Notice to Canadian Investors

        This prospectus supplement and the accompanying prospectus constitute an "exempt offering document" as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the notes. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement and the accompanying prospectus or on the merits of the notes and any representation to the contrary is an offense.

Certain Relationships and Related Transactions

        We are relying on an exemption based on U.S. disclosure under section 3A.3 of National Instrument 33-105 Underwriting Conflicts from the requirement to provide disclosure with respect to "related issuer" or "connected issuer" relationships. Canadian investors should refer to the section entitled "—Conflicts of Interest" for further information.

Rights of Action for Damages or Rescission

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if an offering memorandum such as this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Language of Documents

        Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

Bank Act (Canada)

        The issuer is not a member institution of the Canada Deposit Insurance Corporation. The liability incurred by the issuer through the issuance and sale of the notes is not a deposit. The issuer is not regulated as a financial institution in Canada.

Resale Restrictions

        The distribution of the notes in Canada is being made on a private placement basis only and is exempt from the requirement that we prepare and file a prospectus with the relevant Canadian securities regulatory authorities. Accordingly, any resale of the notes acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the notes outside of Canada. Canadian investors are advised to seek legal advice prior to any resale of the notes, both within and outside of Canada.

        We are not presently, and do not intend to become, a "reporting issuer", as such term is defined under applicable Canadian securities laws, in any province or territory of Canada. Canadian investors are advised that the notes are not and will not be listed on any stock exchange in Canada and that no public market presently exists or is expected to exist for the notes in Canada following this offering. Canadian investors are further advised that the issuer is not required to file, and currently does not intend to file, a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the notes to the public in any province or territory of Canada in connection with this offering. Accordingly, the notes may be subject to an indefinite hold period under applicable Canadian securities laws unless resales are made in accordance with applicable prospectus requirements or pursuant to an available exemption from such prospectus requirements.

Forward-Looking Information

        This prospectus supplement and the accompanying prospectus may contain "forward-looking information" ("FLI") as such term is defined under applicable Canadian securities laws. FLI is disclosure regarding possible events, conditions or results of operations that is based on assumptions about future economic conditions and courses of action and includes future-oriented financial information ("FOFI") and information presented in the form of a "financial outlook" with respect to prospective results of operations, financial position or cash flows that is presented either as a forecast or a projection. FOFI is FLI about prospective results of operations, financial position or cash flows, based on assumptions about future economic conditions and courses of action, and presented in the format of a historical balance sheet, income statement or cash flow statement. Similarly, a "financial outlook" is FLI about prospective results of operations, financial position or cash flows that is based on assumptions about future economic conditions and courses of action that is not presented in the format of a historical balance sheet, income statement or cash flow statement.

        Canadian investors are advised that FLI is subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from expectations as expressed or implied within this prospectus supplement and the accompanying prospectus. FLI reflects current expectations with respect to future events and is not a guarantee of future performance. Any FLI that may be included or incorporated by reference within this prospectus supplement and the accompanying prospectus, including any FOFI or "financial outlook", is presented solely for the purpose of conveying our current anticipated expectations and may not be appropriate for any other purposes. Canadian investors are cautioned not to place undue reliance on any FLI that may be included or incorporated by reference within this prospectus supplement and the accompanying prospectus and are advised that we are not obligated to provide recipients of this prospectus supplement and the accompanying prospectus with information updating any such FLI during any period that we are not a "reporting issuer" in any province or territory of Canada, other than as may be required under applicable securities laws and/or as agreed to in contract. This offering is being made by a non-Canadian issuer using disclosure documents prepared in accordance with non-Canadian securities laws. Prospective purchasers should be aware that these requirements may differ significantly from those in Canada. Any FLI included or incorporated by reference within this prospectus supplement and accompanying prospectus may not be accompanied by the disclosure and explanations that would be required of a Canadian issuer under Canadian securities laws.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file reports and other information with the Commission. The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Certain later information that we file with the Commission will automatically update and supersede this information and any information so updated and superseded shall not be deemed, except as so updated or superseded, to constitute part of the registration statement or this prospectus supplement. We incorporate by reference the following documents:

  •
  our annual report on Form 20-F for the year ended December 31, 2019, filed with the Commission on March 10, 2019, including any amendment thereto unless otherwise indicated therein (SEC File No. 001-37595) (the "Annual Report on Form 20-F"),

  •
  our report on Form 6-K filed with the Commission on March 17, 2020 (SEC File No. 001-37595),

  •
  our report on Form 6-K filed with the Commission on August 7, 2020 (SEC File No. 001-37595),

  •
  our report on Form 6-K filed with the Commission on August 13, 2020 (SEC File No. 001-37595) (the "Half Year Report on Form 6-K"),

  •
  any future filings on Form 20-F made with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement, and

  •
  any future reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement and prior to the termination of the offering of securities offered by this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement but only to the extent identified in such reports.

        Our filings with the Commission are also available at http://www.sec.gov. In addition, you may request a copy of these documents at no cost to you, by writing to or telephoning us at the following address: Secretariat, Santander UK Group Holdings plc, 2 Triton Square, Regent's Place, London NW1 3AN, England, telephone: +44 870 607 6000. Website: https://www.santander.co.uk/about-santander/investor-relations. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

SUMMARY

        This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference and does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference. As used in this prospectus supplement, the terms "we," "our" and "us" refer to Santander UK Group Holdings plc and its consolidated subsidiaries unless the context requires otherwise.

 The Offering

Notes	$ principal amount of notes.
Issuer	Santander UK Group Holdings plc.
Maturity date	The notes will mature on August , 20 (the "Maturity Date").
Interest rate	From (and including) the issue date to (but excluding) the Reset Date (as defined below), the notes will bear interest at a rate of % per year (the "Initial Interest Rate").

From (and including) the Reset Date to (but excluding) the Maturity Date (the "Reset Period"), the applicable per annum interest rate (the "Subsequent Interest Rate") will be equal to the sum, as determined by the Calculation Agent, of the then-prevailing U.S. Treasury Rate (as defined below, such term subject to the provisions described under "Description of the Notes—Interest Payments" below) on the Reset Determination Date (as defined below), plus      % (the "Margin").

Reset date	August , 20 (the "Reset Date").
Reset determination date	The second business day (as defined below) immediately preceding the Reset Date (the "Reset Determination Date").
Interest payment dates	Interest will be payable on the notes semi-annually each February and August , commencing on February , 2021.

If an interest payment date or redemption date, as the case may be, for the notes would fall on a day that is not a business day, then the interest payment date or redemption date, as the case may be, will be postponed to the next succeeding business day, but no additional interest shall accrue and be paid unless we fail to make payment on such next succeeding business day. "Business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.

Calculation of interest	Interest on the notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

U.S. Treasury Rate and fallbacks

"U.S. Treasury Rate" means, with respect to the Reset Period, the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the Reset Determination Date, appearing in the most recently published statistical release designated "H.15", or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption "Treasury Constant Maturities", for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Determination Date.

The U.S. Treasury Rate shall be determined by the Calculation Agent (as defined below).

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, "U.S. Treasury Rate" means the rate in percentage per annum as notified by the Calculation Agent to the issuer equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated "H.15" under the caption "Treasury constant maturities" (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury constant maturities" for the maturity of one year) at 5:00 p.m. (New York City time) on the last available date preceding the Reset Determination Date on which such rate was set forth in such release (or any successor release).

Comparable Treasury Issue

"Comparable Treasury Issue" means, with respect to the Reset Period, the U.S. Treasury security or U.S. Treasury securities selected by the issuer with a maturity date on or about the last day of the Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

Comparable Treasury Price

"Comparable Treasury Price" means, with respect to the Reset Determination Date, (i) if five Reference Treasury Dealer Quotations (as defined below) for the Reset Determination Date are received, the arithmetic average of such Reference Treasury Dealer Quotations, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (ii) if fewer than five but more than one Reference Treasury Dealer Quotations for the Reset Determination Date are received, the arithmetic average of all such Reference Treasury Dealer Quotations, or (iii) if only one Reference Treasury Dealer Quotation for the Reset Determination Date is received, such Reference Treasury Dealer Quotation.

Reference Treasury Dealer

"Reference Treasury Dealer" means, with respect to the Reset Determination Date, each of up to five banks selected by the issuer, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S dollars.

Reference Treasury Dealer Quotations

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Reset Determination Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices (such prices being obtained by the issuer and furnished to the Calculation Agent) for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time) on the Reset Determination Date.

Regular record dates for interest	The fifteenth calendar day (whether or not a business day) preceding the related interest payment date.
Optional redemption

We may, subject to satisfaction of the Regulatory Redemption Conditions (as defined in "Description of the Notes—Redemption—Definitions"), redeem the notes, at our option, in whole, but not in part, on the Reset Date at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date. See "Description of the Notes—Redemption—Optional Redemption" in this prospectus supplement.

Redemption pursuant to a Loss Absorption Disqualification Event or Tax Event

We may, subject to satisfaction of the Regulatory Redemption Conditions, redeem all but not some of the notes upon the occurrence of a Loss Absorption Disqualification Event or a Tax Event. See "Description of the Notes—Redemption" in this prospectus supplement. In each case, the redemption price will be equal to 100% of the principal amount plus any accrued and unpaid interest to, but excluding, the date of redemption. Any redemption of the notes is subject to the restrictions described under "Description of the Notes—Redemption" in this prospectus supplement.

Defaults and Events of Default

The only events of default under the terms of the notes are (i) the making or entry of any order by an English court which is not successfully appealed within 30 days after the date such order was made or entered for our winding up or (ii) the valid adoption by our shareholders of any effective resolution for our winding up (in either case, other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), following which the trustee may and, if so requested by the holders of not less than 25% in principal amount of the outstanding notes, will, declare the principal amount of the notes together with accrued interest, if any, due and payable immediately.

It will be a default in relation to the notes if (i) we fail to pay any installment of interest upon any notes and such default continues for 14 days or (ii) we fail to pay the principal of (or premium, if any, on) the notes upon maturity and such failure continues for 14 days. If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up, and the trustee may not, upon the occurrence of a default on the notes, accelerate the maturity of, or any other payment with respect to, the notes (except in a winding up as provided in the preceding paragraph).

See "Description of the Notes—Events of Default and Defaults; Limitation of Remedies" in this prospectus supplement.
CUSIP / ISIN	/
Denominations	The notes will be issued only in book-entry form, in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.
Ranking

The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Payment of additional amounts

Subject to certain exceptions, if we are required to withhold or deduct any amount for or on account of any U.K. withholding tax from any payment made on the notes, we will pay additional amounts on those payments so that the amount received by holders of the notes will equal the amount that would have been received if no such taxes had been applicable. See "Description of the Debt Securities—Additional Amounts—Senior Debt Securities" and "Description of the Debt Securities—Covenants" in the accompanying prospectus.

Repayment	The notes will not be subject to repayment at the option of the holder prior to maturity.

Agreement with respect to the exercise of UK bail-in power

By its acquisition of the notes, each holder of notes (including each holder of a beneficial interest in the notes) acknowledges, accepts, agrees to be bound by and consents to the exercise of the UK bail-in power by the relevant UK resolution authority. See "Description of the Debt Securities—Agreement with Respect to the Exercise of UK Bail-in Power" in the accompanying prospectus.

Repayment of Amounts Due after exercise of UK bail-in power

No Amounts Due on the notes will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.

Sinking fund	None.
Book-entry issuance, settlement and clearance

We will issue the notes as global notes in book-entry form registered in the name of DTC or its nominee. The sale of the notes will settle in immediately available funds through DTC. Investors may hold interests in a global note through organizations that participate, directly or indirectly, in the DTC system. Those organizations will include Clearstream and Euroclear in Europe.

Governing law	The notes and the indenture will be governed by the laws of the State of New York.
Conflicts of interest

Santander Investment Securities Inc. is an affiliate of the issuer and, as such, the offering is being conducted in compliance with Rule 5121 of the Financial Industry Regulatory Authority ("FINRA") addressing "conflicts of interest" as defined in that rule. See "Underwriting—Conflicts of Interest" in this prospectus supplement.

Further issuances

We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes described in this prospectus supplement except for the price to the public and issue date; provided, however that such additional notes shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional notes are issued pursuant to a "qualified reopening" of the notes offered by this prospectus supplement, are otherwise treated as part of the same "issue" of debt instruments as the notes offered by this prospectus supplement, or the notes offered in this prospectus supplement and the additional notes are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. See "Description of the Notes—Further Issuances" in this prospectus supplement.

Listing

We intend to apply to list the notes on the New York Stock Exchange or another recognized securities exchange; however, there can be no assurance that the notes will be so listed by the time the notes are delivered to purchasers or that the listing will be granted.

Use of proceeds	We intend to use the net proceeds from the sale of the notes for our general corporate purposes.
Paying agent and trustee	Wells Fargo Bank, National Association.
Calculation Agent

An independent financial institution of international standing that is not one of our affiliates, as appointed by us at our expense, or, if it is not reasonably practicable to appoint such a party, us or one of our affiliates.

RISK FACTORS

        The Annual Report on Form 20-F and the Half Year Report on Form 6-K, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, include, beginning on page 257 of the Annual Report on Form 20-F and beginning on page 80 of the Half Year Report on Form 6-K, extensive risk factors relating to our business. You should carefully consider those risks, the risks relating to the notes described below and the risks described in the accompanying prospectus beginning on page 10, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.

Risks Relating to the Notes

The interest rate on the notes will be reset on the Reset Date, which can be expected to affect the interest payment on an investment in the notes and could affect the market value of the notes.

        The interest rate on the notes will initially be        % per year. However, the interest rate will be reset on the Reset Date such that from (and including) the Reset Date, the applicable per annum interest rate will be equal to the sum, as determined by the Calculation Agent, of the then-prevailing U.S. Treasury Rate on the Reset Determination Date and the Margin. The interest rate from the Reset Date may be less than the Initial Interest Rate, which would result in the amount of any interest payments under the notes being lower than the interest payments up to the Reset Date and so could affect the market value of the notes.

Early redemption of the notes is at all times at our discretion, and an investor may not be able to reinvest the redemption proceeds at as effective a rate of return as that in respect of the notes.

        The notes may, subject to satisfaction of the Regulatory Redemption Conditions (as defined in "Description of the Notes—Redemption—Definitions"), be redeemed before the Maturity Date at our sole discretion pursuant to our optional redemption right, following certain changes or amendments to tax laws or regulations or following certain regulatory events, each as more particularly described under "Description of the Notes—Redemption" in this prospectus supplement.

        During any period when we may elect to redeem the notes, or during which there is an actual or perceived increased likelihood that the issuer may elect to redeem the notes, the market value of the notes generally will not rise substantially above the price at which they can be redeemed.

        An investor may not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the notes being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.

        With respect to a Loss Absorption Disqualification Event as defined in "Description of the Notes—Redemption—Definitions" in this prospectus supplement, as the Loss Absorption Regulations continue to be implemented in the United Kingdom and may be subject to potential future amendments, the issuer is currently unable to predict whether the notes are likely to be, fully or partially, excluded from our minimum requirements (either considering the issuer (either alone or taken together with its subsidiaries)) for (1) own funds and eligible liabilities and/or (2) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to the issuer or the Group. If the notes are to be so redeemed or there is a perception that the notes may be so redeemed, this may impact the market price of the notes. Such legislative and regulatory uncertainty could also affect the value of the notes and therefore affect the trading price of the notes given the extent and impact on the notes that one or more regulatory or legislative changes could have on the notes.

The notes contain limited defaults and events of default and the remedies available thereunder are limited.

        The remedies under the notes are more limited than those that may be available to some of our other unsubordinated creditors. There is no right of acceleration in the case of non-payment of principal and/or interest on the notes or of our failure to perform any of our obligations under or in respect of the notes.

        In accordance with the Regulator's requirements for MREL and/or TLAC capital (each as defined in "Description of the Notes—Redemption—Definitions" in this prospectus supplement), the only events of default under the terms and conditions of the notes are (i) the making or entry of any order by an English court which is not successfully appealed within 30 days after the date such order was made or entered for our winding up or (ii) the valid adoption by our shareholders of any effective resolution for our winding up (in either case, other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), as more particularly described under "Description of the Notes—Events of Default and Defaults; Limitation of Remedies" in this prospectus supplement.

        If such an event of default occurs, the trustee may, and, if so requested by the holders of not less than 25% in principal amount of the outstanding notes, will declare the principal amount together with accrued interest, if any, with respect to the notes due and payable immediately, by a notice in writing to us (and to the trustee if given by the holder or holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

        It will be a default in relation to the notes if (i) we fail to pay any installment of interest upon any notes and such default continues for 14 days or (ii) we fail to pay the principal of (or premium, if any, on) on the notes upon maturity and such failure continues for 14 days. If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up, and the trustee may not, upon the occurrence of a default on the notes, accelerate the maturity of, or any other payment with respect to, the notes (except in a winding up as provided in the preceding paragraph).

Investors in the notes may not be entitled to receive U.S. dollars in a winding up.

        If investors in the notes are entitled to any recovery with respect to the notes in any winding up, they might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current English law, our liability to investors in the notes would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and investors in the notes would be exposed to currency fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

 USE OF PROCEEDS

        We estimate the net proceeds from the sale of the notes to be approximately $            after deducting the underwriting discount and expenses of the offering. We intend to use the net proceeds for general corporate purposes.

 CAPITALIZATION

        The following table sets forth our unaudited consolidated capitalization (including short-term debt) as of June 30, 2020, on an actual basis and on an as adjusted basis to give effect to the sale of the notes.

	As of June 30, 2020
	Actual	As Adjusted(1)
	£m	£m
Indebtedness:
Debt securities in issue	50,252
Subordinated liabilities	3,257	3,257

Total indebtedness	53,509

Stockholders' equity:
Share capital and other equity instruments	9,301	9,301
Retained earnings	5,997	5,997
Other reserves	781	781
Total equity	16,079	16,079

Non-controlling interest	405	405

Total capitalization	69,993

(1)
Adjusted to give effect to the net proceeds from the sale of the notes. The gross proceeds of the notes of $            have been translated into pounds sterling at an exchange rate of $            as of                        , 2020. Additionally, fees and expenses of $            have been deducted.

        Under IFRS, our £325 million sterling preference shares are classified as debt and are included, together with accrued interest, in subordinated liabilities in the table above.

        As of June 30, 2020, we had total liabilities and equity of £302,819 million, including deposits by banks of £17,995 million.

        On June 24, 2014 and December 2, 2014, we issued £500 million and £300 million, respectively, of Perpetual Capital Securities to our immediate parent company, Banco Santander, S.A, which are reflected in share capital and other equity instruments in the table above. On June 10, 2015 and April 10, 2017, we issued to the market £750 million and £500 million respectively of Fixed Rate Reset Perpetual Additional Tier 1 Capital Securities, which are reflected in share capital and other equity instruments in the table above.

        On August 9, 2019, we issued £500 million Fixed Rate Reset Perpetual Additional Tier 1 Capital Securities to Banco Santander, S.A. and purchased and redeemed £300 million of our Perpetual Capital Securities issued on December 2, 2014.

        As of June 30, 2020, we had contingent liabilities including guarantees arising in the normal course of business totaling £38,647 million, consisting of guarantees given to third parties of £1,026 million and formal standby facilities, credit lines and other commitments of £37,621 million.

        The debt securities in issue listed in the above table exclude retained issuances (notes held by Santander UK plc). They include:

  a)
  £1,296 million of medium term notes issued by Holmes Master Issuer plc under its Residential Mortgage-Backed Securities Program and £304 million of medium term notes issued by Fosse Master Issuer plc under its Residential Mortgage-Backed Securities Program (the "Holmes

    and Fosse notes"). The Holmes and Fosse notes are ultimately secured, under the respective Program, on a share of residential mortgages originated by Santander UK plc (and, in the case of Fosse, also originated by Alliance & Leicester plc). Under IFRS, indebtedness under the Holmes and Fosse notes is required to be included within our Indebtedness in the table above, notwithstanding that neither the issuer nor any of its subsidiaries is required to support such indebtedness.

  b)
  £202 million of medium term notes issued by Motor 2016-1 plc and Motor 2017-1 plc (together, the "Motor notes"). The Motor notes are ultimately secured on two corresponding portfolios of auto loan receivables (for Motor 2016-1 plc and Motor 2017-1 plc respectively) originated by Santander Consumer (UK) plc. Under IFRS, indebtedness under the Motor notes is required to be included within our indebtedness in the table above, notwithstanding that neither the issuer nor any of its subsidiaries is required to support such indebtedness.

  c)
  £1,169 million of auto loans asset-backed securities.

  d)
  £55 million of the credit-linked notes issued by Motor Securities 2018-1 Designated Activity Company.

  e)
  £20,631 million of covered bonds issued under the Euro 35 billion Global Covered Bond Program (the "Covered Bond program") by Santander UK plc and guaranteed by Abbey Covered Bonds LLP. The guarantee of Abbey Covered Bonds LLP is secured on a portfolio of residential mortgages originated by Santander UK plc.

  f)
  £3,276 million of euro medium term notes issued under the $30 billion Euro Medium Term Note ("EMTN") program by Santander UK plc.

  g)
  £1,751 million of euro medium term notes issued by Santander UK plc and £3,472 million of euro medium term notes issued by Santander UK Group Holdings plc under the Santander UK plc and Santander UK Group Holdings plc €30 billion EMTN program. The notes are direct, unsecured and unconditional obligations of Santander UK Group Holdings plc and Santander UK plc, as applicable.

  h)
  £6,221 million of notes issued by Santander UK Group Holdings plc and registered with the Commission.

  i)
  £6,477 million of notes issued by Santander UK plc and registered with the Commission.

  j)
  £3,603 million of commercial paper issued by Santander UK plc.

  k)
  £1,795 million of certificates of deposit issued by Santander UK plc.

        The following sets out material transactions since June 30, 2020 through July 31, 2020:

        As of July 31, 2020, we had debt securities in issue totaling £48,619 million, excluding retained issuances. This decrease in debt securities in issue as compared to June 30, 2020 resulted predominantly from maturities of debt securities and the effects of changes in foreign exchange rates partly offset by new issuances.

        There were maturities totaling £236 million of Holmes and Fosse notes.

        There were maturities of £664 million under the Santander UK plc $30 billion EMTN program.

        There were £916 million new issuances and maturities of £909 million in relation to commercial paper.

        There were £577 million new issuances of certificates of deposits and maturities of £205 million.

        As of July 31, 2020, we had contingent liabilities of £39,587 million. This increase in contingent liabilities as compared to June 30, 2020 is due to an increase in standby facilities of £930 million and an increase in guarantees to third parties of £11 million.

        As of July 31, 2020, we had subordinated liabilities totaling £3,145 million.

        Save as disclosed above, there has been no significant change in our contingent liabilities (including guarantees), total capitalization and indebtedness since June 30, 2020.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes offered by this prospectus supplement adds information to the description of the general terms and provisions of debt securities under the heading "Description of the Debt Securities" beginning on page 15 of the accompanying prospectus. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

        For the avoidance of doubt, each reference to "holder," "holders" and "you" will be deemed to include the beneficial owners of the notes.

        A reference to a provision of any law, regulation or directive of the European Union shall be construed as including a reference to such provision as the same may have been implemented, transposed, enacted or retained under the laws of the United Kingdom.

General

        We will issue the notes pursuant to an amended and restated indenture, dated April 18, 2017, between the issuer and Wells Fargo Bank, National Association ("Wells Fargo"), as the trustee, as supplemented and amended by the first supplemental indenture entered into on November 3, 2017 and by a fourth supplemental indenture expected to be entered into on or about August                         , 2020, between the issuer and the trustee (as supplemented and amended, the "indenture"). The notes will be a series of our debt securities. We will issue the notes in the aggregate principal amount of $            . The notes will mature on August                         , 20    . We will issue the notes only in book-entry form, in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

        The trustee makes no representations, and will not be liable with respect to, the information set forth in this prospectus supplement.

Interest Payments

        From (and including) the issue date to (but excluding) the Reset Date, the notes will bear interest at a rate of        % per year (the "Initial Interest Rate").

        From (and including) the Reset Date to (but excluding) the Maturity Date (the "Reset Period"), the applicable per annum interest rate (the "Subsequent Interest Rate") will be equal to the sum, as determined by the Calculation Agent, of the then-prevailing U.S. Treasury Rate (as defined below, such term subject to the provisions described below) on the Reset Determination Date (as defined below), plus the Margin.

        Interest will be payable on the notes semi-annually each February                         and August                         , commencing on February                         , 2021, to the person in whose name the notes are registered at the close of business on the fifteenth calendar day, whether or not a business day, that precedes the applicable date on which interest will be paid. Interest on the notes will be paid on the basis of a 360-day year consisting of twelve 30-day months. "Business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.

        If an interest payment date or redemption date, as the case may be, for the notes would fall on a day that is not a business day, then the interest payment date or redemption date, as the case may be, will be postponed to the next succeeding business day, but no additional interest shall accrue and be paid unless we fail to make payment on such next succeeding business day.

        The "Reset Date" is August             , 20    .

        The "Reset Determination Date" is the second business day immediately preceding the Reset Date.

        "U.S. Treasury Rate" means, with respect to the Reset Period, the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the Reset Determination Date, appearing in the most recently published statistical release designated "H.15", or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption "Treasury Constant Maturities", for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Determination Date.

        The U.S. Treasury Rate will be determined by the Calculation Agent.

        If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, "U.S. Treasury Rate" means the rate in percentage per annum as notified by the Calculation Agent to the issuer equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated "H.15" under the caption "Treasury Constant Maturities" (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity of one year) at 5:00 p.m. (New York City time) on the last available date preceding the Reset Determination Date on which such rate was set forth in such release (or any successor release).

        "Comparable Treasury Issue" means, with respect to the Reset Period, the U.S. Treasury security or U.S. Treasury securities selected by the issuer with a maturity date on or about the last day of the Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

        "Comparable Treasury Price" means, with respect to the Reset Determination Date, (i) if five Reference Treasury Dealer Quotations (as defined below) for the Reset Determination Date are received, the arithmetic average of such Reference Treasury Dealer Quotations, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (ii) if fewer than five but more than one Reference Treasury Dealer Quotations for the Reset Determination Date are received, the arithmetic average of all such Reference Treasury Dealer Quotations, or (iii) if only one Reference Treasury Dealer Quotation for the Reset Determination Date is received, such Reference Treasury Dealer Quotation.

        "Reference Treasury Dealer" means, with respect to the Reset Determination Date, each of up to five banks selected by the issuer, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S dollars.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Reset Determination Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices (such prices being obtained by the issuer and furnished to the Calculation Agent) for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time) on the Reset Determination Date.

        The Calculation agent for the notes will be an independent financial institution of international standing that is not one of our affiliates, as appointed by us at our expense, or, if it is not reasonably practicable to appoint such a party, us or one of our affiliates, which we refer to as the "Calculation Agent." The Calculation Agent will determine the Subsequent Interest Rate for the notes by reference to the then-prevailing U.S. Treasury Rate, on the Reset Determination Date. Promptly upon such determination, the Calculation Agent will notify the issuer and the trustee of the Subsequent Interest Rate. All determinations and any calculations made by the Calculation Agent for the purposes of calculating the applicable Subsequent Interest Rate (or component thereof) shall be conclusive and binding on the holders of the notes, the issuer and the trustee, absent manifest error. The Calculation Agent shall not be responsible to the issuer, holders of the notes or any third party for any failure of the Reference Treasury Dealers to provide quotations as requested of them or as a result of the Calculation Agent having acted on any quotation or other information given by any Reference Treasury Dealers which subsequently may be found to be incorrect or inaccurate in any way.

Redemption

        The notes will not be redeemable at the option of the holders at any time.

        We may redeem the notes in the circumstances described in this section. Notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, the indenture or the notes, if required pursuant to any Loss Absorption Regulation we may only redeem or repurchase the notes prior to the Maturity Date if we have satisfied the Regulatory Redemption Conditions.

Optional Redemption

        We may, subject to satisfaction of the Regulatory Redemption Conditions (as defined below under "—Definitions"), redeem the notes, at our option, in whole, but not in part, on the Reset Date, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Loss Absorption Disqualification Event Call Option

        If a Loss Absorption Disqualification Event has occurred and is continuing and subject to the satisfaction of the Regulatory Redemption Conditions, we may redeem the notes, at our option, in whole, but not in part, at any time, at a redemption price equal to 100% of the principal amount plus accrued but unpaid interest, if any, to (but excluding) the date of redemption (the "Loss Absorption Disqualification Event Call Option").

        Notice shall be given as described below under "—Notice of Redemption." Upon the expiry of such notice, we shall be bound to redeem the notes accordingly. Prior to the publication of any notice of such redemption, we shall deliver to the trustee a certificate signed by two of our duly authorized signatories of the issuer stating that the relevant requirement or circumstance referred to herein applies and any preconditions to the exercise of the Loss Absorption Disqualification Event Call Option specified in any Loss Absorption Regulation are satisfied. Such certificate shall, in the absence of manifest error, be treated and accepted by us, the trustee, the holders and all other interested parties as correct, conclusive and sufficient evidence thereof and the trustee is entitled to rely on such certificate without liability to any person.

Tax Redemption

        We may, subject to satisfaction of the Regulatory Redemption Conditions (as defined below under "—Definitions"), redeem the notes in whole, but not in part, prior to maturity at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest, if any, to (but excluding) the redemption date, in the event of various tax law changes (a "Tax Event") that require us to pay additional amounts and other limited circumstances as described under "Description of the Debt Securities—Redemption—Senior Debt Securities" in the accompanying prospectus.

Definitions

        Capitalized terms used but not otherwise defined herein shall have the following meanings:

        "Capital Rules" means at any time the regulations, requirements, guidelines and policies relating to capital resources requirements or capital adequacy then in effect and applicable to the Group (including, without limitation, any regulations, requirements, guidelines and policies of the Regulator as may from time to time be applicable to the Group).

        "Group" means the issuer and each other entity which is part of the UK prudential consolidation group (as that term, or its successor, is used in the Capital Rules) of which the issuer is part from time to time.

        "Loss Absorption Disqualification Event" means:

  •
  at the time that any Loss Absorption Regulation becomes effective after the date of issuance of the notes, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to the issuer and/or the Group, such notes are not or will not be eligible to qualify in full towards the issuer's and/or the Group's minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or

  •
  as a result of any amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the date of issuance of the notes, such notes are or will be fully or partially excluded from the issuer's and/or the Group's minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case, as such minimum requirements are applicable to the issuer and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of such notes from the relevant minimum requirement(s) is due to the remaining maturity of such notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to the issuer and/or the Group on the date of issuance of such notes.

        "Loss Absorption Regulations" means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission which are applicable to the United Kingdom and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to the issuer or to the Group).

        "MREL" means the Minimum Requirement for Eligible Liabilities, as that term is used in Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended from time to time.

        "PRA" means the Prudential Regulation Authority of the United Kingdom.

        "Regulator" means the PRA or such successor or other authority having primary responsibility for the prudential supervision of the issuer and the Group.

        "Regulatory Approval" means, at any time, such approval, consent or prior permission by, or notification required within prescribed periods to, the Regulator, or such waiver of the then prevailing Loss Absorption Regulations from the Regulator, as is required under the then prevailing Loss Absorption Regulations at such time.

        "Regulatory Preconditions" means if, at the time of a redemption or purchase, the prevailing Loss Absorption Regulations permit the redemption or purchase after compliance with any pre-conditions, the issuer having complied with such pre-conditions.

        "Regulatory Redemption Conditions" means: (a) the issuer has obtained Regulatory Approval; and (b) the issuer is in compliance with the Regulatory Preconditions.

        "TLAC" means the final Total Loss-Absorbing Capital standards published by the Financial Stability Board for global systemically important banks.

Notice of Redemption

        If we elect to redeem the notes, we will provide notice in writing by first class mail, postage prepaid, to each holder of the notes, at least 30 days but not more than 60 days prior to the redemption date specified in the notice.

        The notice of redemption will state:

  •
  the redemption date;

  •
  the redemption price;

  •
  that on the redemption date the redemption price will become due and payable upon each of the notes and that interest thereon will cease to accrue on or after the said date;

  •
  the place or places where the notes are to be surrendered for payment of the redemption price; and

  •
  the CUSIP and ISIN numbers of the notes.

        Notwithstanding the foregoing, if the notes are held in book-entry form through DTC, we may give such notice in any manner permitted or required by DTC.

        Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the notes.

Agreement with Respect to the Exercise of UK Bail-in Power

        By its acquisition of the notes, each holder of notes (including each holder of a beneficial interest in the notes) acknowledges, accepts, agrees to be bound by and consents to the exercise of the UK bail-in power by the relevant UK resolution authority. See "Description of the Debt Securities—Agreement with Respect to the Exercise of UK Bail-in Power" in the accompanying prospectus.

Events of Default and Defaults; Limitation of Remedies

        In relation to the notes only, the sections headed "Description of the Debt Securities—Senior Debt Securities—Status, Events of Default—Event of Default" and "Description of the Debt

Securities—Limitation of Remedies" in the accompanying prospectus are hereby deleted and replaced in their entirety by the following:

Defaults and Events of Default

        Subject to certain exceptions, it will be an "Event of Default" only if an order is made or entered by an English court which is not successfully appealed within 30 days after the date such order was made or entered for our winding up or an effective resolution is validly adopted by our shareholders for our winding up (in either case, other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency). If an event of default occurs and is continuing with respect to the debt securities (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of us, the terms of which reorganization, reconstruction or amalgamation (i) have previously been approved in writing by a majority of holders and (ii) do not provide that the notes shall thereby become redeemable or repayable in accordance with the terms of the notes), the trustee may, and if so requested by the holders of not less than 25% in principal amount of the outstanding notes will, declare the principal amount together with accrued interest, if any, with respect to the notes due and payable immediately, by a notice in writing to us (and to the trustee if given by the holder or holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

        Subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to the notes if:

  •
  we fail to pay any installment of interest upon any of the notes and such default continues for 14 days; or

  •
  we fail to pay the principal of the notes at their maturity and such failure continues for 14 days.

        If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up; provided that the trustee may not, upon the occurrence of a default on the notes, accelerate the maturity of any principal, interest or other amount in respect of any of the notes (except in a winding up as provided above).

        Notwithstanding the foregoing, failure to make any payment in respect of the notes will not be a default in respect of such notes if such payment is withheld or refused:

  •
  in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

  •
  in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 days by independent legal advisers acceptable to the trustee, provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 14 days after the trustee gives written notice to us informing us of such resolution.

No Set-off

        Subject to applicable law, no holder of the notes may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under or in connection with the notes or the indenture, and each holder of the notes shall, by virtue of being the holder of the notes, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the preceding sentence, if any of the amounts owing to any holder of the notes by us is discharged by set-off, such holder shall, unless such payment is prohibited by law, immediately pay us an amount equal to the amount of such discharge or, in the event of our winding-up or administration, the liquidator or administrator, as appropriate, and, until such time as payment is made, shall hold an amount equal to such amount in trust for us, or the liquidator or administrator, as appropriate and accordingly any such discharge shall be deemed not to have taken place.

Limitation of Remedies

        The holder or holders of not less than a majority in aggregate principal amount of the outstanding notes may waive any past default with respect to the series, except a default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of notes. The holders shall provide written notice to the trustee of such waiver.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing with respect to the notes, the trustee will be under no obligation to any holder or holders of the notes, unless they have offered reasonable indemnity or security satisfactory to the trustee.

        The indenture provides that the trustee will, within 90 days after the occurrence of an Event of Default of which a responsible officer of the trustee has written notice with respect to the notes known to it, give to each holder of the notes notice of the Event of Default unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

        We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indentures.

        Nothing in the foregoing shall (i) prevent the trustee from proving in any winding-up or administration of the issuer and/or claiming in any liquidation of the issuer not instituted by the trustee, or (ii) impair the right of any holder to receive payment of principal, premium or interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes.

Governing Law

        The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

        Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, New York 10017, United States, is the trustee under the indenture. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 ("TIA"). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of securities, unless offered indemnity satisfactory to it by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries may maintain deposit accounts and conduct other banking transactions with Wells Fargo Bank, National Association, in the ordinary course of our business.

Further Issuances

        We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes described in this prospectus supplement except for the price to the public and issue date; provided however that such additional notes shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional notes are issued pursuant to a "qualified reopening" of such notes offered by this prospectus supplement, are otherwise treated as part of the same "issue" of debt instruments as the notes offered by this prospectus supplement, or the notes offered in this prospectus supplement and the additional notes are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Any such additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of securities under the indenture relating to senior debt securities issued by us. There is no limitation on the amount of notes or other debt securities that we may issue under such indenture.

Same-Day Settlement and Payment

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

TAX CONSIDERATIONS

Certain U.S. Federal Income Tax Considerations

        Please see the section headed "Certain Tax Considerations—Certain U.S. Federal Income Tax Considerations" in the accompanying prospectus for a discussion of certain United States federal income tax consequences to "U.S. holders" (as defined therein) of the purchase, ownership and disposition of the notes. The following discussion supplements and, to the extent inconsistent therewith, replaces the discussion in such section as it relates to U.S. holders that purchase the notes at the offering price in this offering and hold the notes as capital assets.

  Characterization of the notes

        No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. tax consequences of an investment in the notes are uncertain. The issuer expects, however, absent a change in law, that the notes should be treated as debt instruments for U.S. federal income tax purposes. Accordingly, the discussion under "Certain Tax Considerations—Certain U.S. Federal Income Tax Considerations" in the accompanying prospectus should generally apply to an investment in the notes.

  Book/Tax Conformity

        U.S. holders that use an accrual method of accounting for tax purposes ("accrual method holders") generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the "book/tax conformity rule"). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described in the accompanying prospectus. It is not entirely clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. However, proposed regulations generally would exclude, among other items, original issue discount and market discount (in either case, whether or not de minimis) from the applicability of the book/tax conformity rule. Although the proposed regulations generally will not be effective until taxable years beginning after the date on which they are issued in final form, taxpayers generally are permitted to elect to rely on their provisions currently. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

  Payments of interest

        Although the matter is not free from doubt, the issuer intends to treat the notes as "variable rate debt instruments" for U.S. federal income tax purposes. Stated interest on the notes will be treated as qualified stated interest for U.S. federal income tax purposes.

  Specified foreign financial assets

        Individual U.S. holders that own "specified foreign financial assets" with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. "Specified foreign financial assets" include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include Notes issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the Notes, including the application of the rules to their particular circumstances.

  FATCA

        On December 13, 2018, the IRS proposed regulations, upon which taxpayers can rely, that defer FATCA withholding on foreign passthru payments. For a discussion of FATCA, see "Certain Tax Considerations—Certain U.S. Federal Income Tax Consideration—Foreign Account Tax Compliance Act" in the accompanying prospectus.

Certain United Kingdom Tax Considerations

        For United Kingdom tax purposes, so long as the notes are and continue to be listed on a "recognised stock exchange" within the meaning of section 1005 of the Income Tax Act 2007, payments of interest on the notes may be made without withholding or deduction for or on account of United Kingdom income tax. The New York Stock Exchange is currently a "recognised stock exchange" within the meaning of section 1005 of the Income Tax Act 2007. The notes will satisfy this requirement if they are officially listed in the United States of America in accordance with provisions corresponding to those generally applicable in EEA states and are admitted to trading on the New York Stock Exchange. For a discussion of additional United Kingdom income tax considerations, see "Certain Tax Considerations—Certain United Kingdom Tax Considerations" in the accompanying prospectus.

 UNDERWRITING (CONFLICTS OF INTEREST)

        Under the terms and subject to the conditions contained in a pricing agreement dated August     , 2020 (which incorporates the terms of the underwriting agreement standard provisions dated November 7, 2018), we have agreed to sell to the underwriters named below the following respective principal amounts of the notes and the underwriters have agreed, severally and not jointly, to purchase the principal amounts of notes set forth opposite their respective names below:

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Santander Investment Securities Inc.

Total	$

        The pricing agreement and underwriting agreement provide that the underwriters are severally obligated to purchase all of the notes if any are purchased. The pricing agreement and underwriting agreement also provide that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated. The underwriters may offer and sell the notes through one or more of their respective affiliates or selling agents.

        The underwriters propose to offer the notes initially at the price to public listed on the cover page of this prospectus supplement and to other broker-dealers at the price to public less a selling concession of        % of the principal amount per note. The underwriters and other broker-dealers may allow discounts of        % of the principal amount per note on sales to other broker-dealers. After the initial public offering, the underwriters may change the price to public, concessions and discounts to broker-dealers. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We estimate that our expenses (which consist of, among other fees, SEC registration fees, legal fees and expenses, accounting fees and expenses and printing expenses) for this offering, excluding the underwriting discount, will be approximately $            and will be payable by us.

        The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be. We intend to list the notes on the New York Stock Exchange or another recognized securities exchange; however, there can be no assurance that the notes will be so listed by the time the notes are delivered to purchasers or that the listing will be granted.

        We have agreed to indemnify the several underwriters against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in that respect.

        In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of notes in excess of the principal amount of notes the underwriters are obligated to purchase, which creates a syndicate short position.

  •
  Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a stabilizing or a syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

        There is no assurance that the underwriters will undertake stabilization action. Such stabilizing, if commenced, may be discontinued at any time and, if begun, must be brought to an end after a limited period. Any stabilization action or over-allotment must be conducted by the underwriters in accordance with all applicable laws and rules.

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us may routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We expect that delivery of the notes will be made against payment therefor on or about August     , 2020, which is the    business day in the City of New York after the date of this prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially will not settle in T+2, to specify an alternative settlement cycle at the time of such trade to prevent a failed settlement and should consult their own adviser.

Conflicts of Interest

        Santander Investment Securities Inc. is an affiliate of the issuer, and, as such, is deemed to have a "conflict of interest" under FINRA Rule 5121. Accordingly, the offering of the notes is being conducted in compliance with the requirements of FINRA Rule 5121 addressing conflicts of interest when distributing the securities of an affiliate. Client accounts over which Santander Investment

Securities Inc. or any affiliate has investment discretion are not permitted to purchase the notes without specific written approval of the accountholder.

        Following the initial distribution of any of these notes, affiliates of ours may offer and sell these notes in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus supplement (together with the accompanying prospectus) in connection with these transactions. None of our affiliates is obligated to make a market in any of these notes and may discontinue any market-making activities at any time without notice.

Market-Making Resales by Affiliates

        This prospectus supplement together with the accompanying prospectus and your confirmation of sale may also be used by Santander Investment Securities Inc. ("SIS") in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, SIS may resell a security it acquires from other holders of notes after the original offering and sale of the notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, SIS may act as principal or agent, including as agent for the counterparty in a transaction in which SIS acts as principal, or as agent for both counterparties in a transaction in which SIS does not act as principal. SIS may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus for this purpose. Neither SIS, nor any other of our affiliates have an obligation to make a market in the notes and, if commenced, may discontinue any market-making activities at any time without notice, in their sole discretion.

        Furthermore, SIS may be required to discontinue its market-making activities during periods when we are (or SIS is) seeking to sell certain of our securities or when SIS, such as by means of its affiliation with us, learns of material non-public information relating to us. SIS would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the notes. Although other broker-dealers may make a market in the notes from time to time, there can be no assurance that any other broker-dealer will do so at any time when SIS discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.

        We do not expect to receive any proceeds from market-making transactions.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

        In connection with any use of this prospectus supplement and the accompanying prospectus by SIS or another of our affiliates, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction unless otherwise specified.

Selling Restrictions

        Each underwriter, severally and not jointly, has agreed that it will not offer or sell, directly or indirectly, any of the notes in any jurisdiction where such offer or sale is not permitted.

Prohibition of sales to EEA and UK Retail Investors

        Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area or in the United Kingdom. For the purposes of this provision, the expression "retail investor" means a person who is one (or more) of the following:

  (a)
  a retail client as defined in point (11) of Article 4(1) of MiFID II; or

  (b)
  a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

United Kingdom

        Each underwriter, severally and not jointly, has represented and agreed, and each further underwriter will be required to represent and agree, that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of FSMA does not apply to the issuer; and

  (b)
  it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Korea

        The notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act. Each underwriter, severally and not jointly, has represented and agreed, that it has not offered, sold or delivered, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transaction Law) for a period of one (1) year from the date of issuance of the notes, except (i) to or for the account or benefit of a Korean resident which falls within certain categories of "professional investors" as specified in the Financial Investment Services and Capital Markets Act, its Enforcement Decree and the Regulation on Securities Issuance and Disclosure, in the case that the notes are issued as bonds other than convertible bonds, bonds with warrants or exchangeable bonds, and where other relevant requirements are further satisfied, or (ii) as otherwise permitted under applicable Korean laws and regulations.

Hong Kong

        Each underwriter, severally and not jointly, has represented and agreed that:

  (i)
  it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

  (ii)
  it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended; the "FIEA"). Accordingly, each underwriter, severally and not jointly, has represented and agreed that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        Each underwriter, severally and not jointly, has acknowledged that this prospectus supplement (together with the accompanying prospectus) has not been registered as a prospectus with the Monetary Authority of Singapore, and the notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"). Accordingly, each underwriter, severally and not jointly, has represented and agreed that it has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 except:

  (1)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (2)
  where no consideration is or will be given for the transfer;

  (3)
  where the transfer is by operation of law; or

  (4)
  as specified in Section 276(7) of the SFA.

People's Republic of China

        This prospectus supplement (together with the accompanying prospectus) may not be circulated or distributed in the People's Republic of China (the "PRC") and the notes may not be offered or sold directly or indirectly to any resident of the PRC, or offered or sold to any person for re-offering or resale directly or indirectly to any resident of the PRC, except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Canada

        No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the notes and the notes have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof. Each underwriter, severally and not jointly has represented and agreed that it has not offered, sold, distributed, or delivered, and that it will not offer, sell, distribute, or deliver any notes, directly or indirectly, in Canada or to, or for the benefit of, any resident thereof in contravention of the securities laws of Canada or any province or territory thereof and, without limiting the generality of the foregoing,

          (a)   any offer, sale or distribution of the notes in Canada or to a resident of Canada has and will be made only to a purchaser that is an "accredited investor" (as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions ("NI 45-106") or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that is also a "permitted client" (as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), that is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that is not a person created or used solely to purchase or hold the notes as an "accredited investor" as described in paragraph (m) of the definition of "accredited investor" in section 1.1 of NI 45-106;

          (b)   it is appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver the notes, such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

          (c)   it has not and will not distribute or deliver this prospectus supplement (together with the accompanying prospectus), or any other offering material in connection with any offering of notes, in Canada or to a resident of Canada other than in compliance with applicable Canadian securities laws.

 VALIDITY OF NOTES

        Cleary Gottlieb Steen & Hamilton LLP, our U.S. counsel, will pass upon the validity of the notes as to matters of U.S. law. Slaughter and May, our English solicitors, will pass upon the validity of the notes as to matters of English law. Certain matters of U.S. law and English law will be passed upon by Allen & Overy LLP for the underwriters. Cleary Gottlieb Steen & Hamilton LLP and Slaughter and May regularly provide legal services to us and our subsidiaries and affiliates.

EXPERTS

        The financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

BASE PROSPECTUS

Santander UK Group Holdings plc

Dated Subordinated Debt Securities
Senior Debt Securities
Capital Securities

        From time to time, Santander UK Group Holdings plc (the "Issuer") may offer the following securities for sale through this prospectus:

  •
  dated subordinated debt securities;

  •
  senior debt securities (together with the dated subordinated debt securities, the "debt securities"); and

  •
  subordinated unsecured additional tier 1 capital securities (the "capital securities").

        We will provide the specific terms of the securities that we are offering in supplements to this prospectus. These terms may include the specific designation, aggregate principal amount, ranking, authorized denominations, interest rates or their methods of calculation, interest payment dates and redemption provisions, among others. The prospectus supplement will also contain the names of the underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts. You should read this prospectus and any accompanying prospectus supplement carefully before you make a decision to invest. This base prospectus may not be used to sell any securities unless it is accompanied by a prospectus supplement.

        Investing in the securities involves certain risks. You should carefully consider the risk factors beginning on page 10 and included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 before you invest in any of our securities.

        The securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as described herein and in the applicable prospectus supplement for such securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

        We may use this prospectus in the initial sale of these securities. In addition, Santander Investment Securities Inc. or another of our affiliates may use this prospectus in a market-making transaction in the senior debt securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

September 27, 2018

Prohibition of Sales to EEA Retail Investors

        If the applicable prospectus supplement includes a section entitled "Prohibition of sales to EEA retail investors," the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the "EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU ("MiFID II"); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the "IMD"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in any Member State.

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom ("UK") or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. This prospectus has been prepared on the basis that any offer of securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in that Member State of securities which are the subject of an offering contemplated in this prospectus as completed by final terms in relation to the offer of those securities may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the securities contemplated in this prospectus.

        Where the applicable prospectus supplement includes a section entitled "MiFID II product governance," it will outline the target market assessment in respect of the securities and the appropriate channels for distribution. Any person subsequently offering, selling or recommending the securities (a "distributor") should take into consideration the target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the target market assessment made in respect of such securities by any manufacturer) and determining appropriate distribution channels. For the purpose of the Markets in Financial Instruments Directive product governance rules under EU Delegated Directive 2017/593 (the "MiFID Product Governance Rules"), a determination will be made in relation to each issue about whether any underwriter or dealer subscribing for any securities is a manufacturer in respect of such securities, but otherwise neither the underwriters nor the dealers nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") utilizing the "shelf registration process." Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

        There are certain restrictions on the distribution of this prospectus as set out in "Plan of Distribution (Conflicts of Interest)."

        In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for it may over-allot or effect transactions with a view to supporting the market price of such securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilizing manager or any agent of it to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide prospective investors with a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading "Where You Can Obtain More Information."

        Unless the context requires otherwise, references to "Santander UK," the "Santander UK group," "we", "our" or "us" in this prospectus refer to Santander UK Group Holdings plc and its consolidated subsidiaries.

        In this prospectus, we use a number of short-hand terms in order to simplify the discussion of our operations. In particular:

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  "euros" and "€" refer to the currency of the participating member states in the European Union;

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  "pounds," "sterling," "£", "pence" and "p" refer to the currency of the United Kingdom; and

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  "U.S. dollars", "dollars", "U.S.$", "$" and "¢" refer to the currency of the United States.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
AS AGAINST US, OUR MANAGEMENT AND OTHERS

        We are a public limited company incorporated in England and Wales. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are residents of the United Kingdom or countries other than the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, you should note that it may be difficult or impossible to serve legal process on us, our directors, officers and managers, and to force them to appear in a U.S. court. Our legal counsel in England, Slaughter and May, has advised us that there is doubt as to the enforceability in those countries, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based on U.S. securities laws.

        We have consented to service of process in the Borough of Manhattan, the City of New York, for claims based on the documents underlying the particular securities that we will issue, which include the related indenture, deposit and custody agreements, the terms of the securities themselves and the related global securities.

 WHERE YOU CAN OBTAIN MORE INFORMATION

        We file reports and other information with the Commission. The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Certain later information that we file with the Commission will automatically update and supersede this information and any information so updated and superseded shall not be deemed, except as so updated or superseded, to constitute part of the registration statement or this prospectus. We incorporate by reference the following documents:

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  annual report on Form 20-F for the year ended December 31, 2017, filed with the Commission on March 7, 2018, including any amendment thereto unless otherwise indicated therein (SEC File No. 001-37595) (the "Annual Report on Form 20-F"),

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  report on Form 6-K filed with the Commission on June 13, 2018 (SEC File No. 001-37595; Film No. 18896619),

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  report on Form 6-K filed with the Commission on August 15, 2018 (SEC File No. 001-37595) (the "Half Year Report on Form 6-K"),

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  any future filings on Form 20-F made with the Commission under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and

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  any future reports on Form 6-K that we furnish to the Commission after the date of this prospectus and prior to the termination of the offering of securities offered by this prospectus that are identified in such reports as being incorporated by reference in this prospectus but only to the extent identified in such reports.

        You may read and copy any materials we file at the Commission's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the Commission at (800) SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the Commission are also available at http://sec.gov. In addition, you may request a copy of these documents at no cost to you, by writing to or telephoning us at the following address: Secretariat, Santander UK Group Holdings, 2 Triton Square, Regent's Place, London NW1 3AN, United Kingdom, telephone: +44 870 607 6000. Website: http://www.santander.co.uk/uk/about-santander-uk/investor-relations. The information on, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

FORWARD-LOOKING STATEMENTS MAY NOT BE ACCURATE

        We may from time to time make written or oral forward-looking statements. Written forward-looking statements may appear in documents filed with the Commission, including this prospectus or any accompanying prospectus supplement, documents incorporated herein by reference, other periodic reports to the Commission on Forms 20-F and 6-K, offering circulars or other prospectuses, reports to shareholders, press releases and in other written materials and in oral statements made by its officers, directors or employees to third parties. Examples of such forward-looking statements include, but are not limited to:

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  projections or expectations of revenues, costs, profit (or loss), earnings (or loss) per share, dividends, capital structure or other financial items or ratios;

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  statements of plans, objectives or goals or those of our management, including those related to products or services;

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  statements of future economic performance; and

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  statements of assumptions underlying such statements.

        Words such as 'believes', 'anticipates', 'expects', 'intends', 'aims', 'plans', 'targets' and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        By their very nature, forward-looking statements are not statements of historical or current facts; they cannot be objectively verified, are speculative and involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements made by us or on our behalf. Some of these factors, which could affect our business, financial condition and/or results of operations, are considered in detail in the sections entitled "Risk Review" and "Risk Factors" contained in our Annual Report on Form 20-F and our Half Year Report on Form 6-K. They include:

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  the disruptions and volatility in the global financial markets;

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  the effects of UK economic conditions;

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  the Santander UK group's exposure to UK political developments, including the ongoing negotiations between the UK and the European Union;

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  the effects of the financial services laws, regulations, governmental oversight, administrative actions and policies and any changes thereto in each location or market in which Santander UK group members operate;

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  the effects of any new reforms to the UK mortgage lending market;

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  the Santander UK group's exposure to any risk of loss from legal and regulatory proceedings;

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  the power of the UK Prudential Regulation Authority (the "PRA"), the UK Financial Conduct Authority (the "FCA"), the Competition and Markets Authority (the "CMA"), or an overseas regulator to potentially intervene in response to e.g. attempts by customers to seek redress from financial service institutions, including the Santander UK group, in case of industry-wide issues;

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  the effects which the Banking Act 2009 may have on the Santander UK group's business and the value of securities issued;

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  the effects which the bail-in and write down powers under the Banking Act 2009 and the EU Bank Recovery and Resolution Directive may have on the Santander UK group's business and the value of securities issued;

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  the extent to which regulatory capital and leverage requirements and any changes to these requirements may limit the Santander UK group's operations;

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  the Santander UK group's ability to access liquidity and funding on acceptable financial terms;

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  the extent to which liquidity requirements and any changes to these requirements may limit the Santander UK group's operations;

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  the Santander UK group's exposure to UK Government debt;

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  the effects of the ongoing political, economic and sovereign debt tensions in the Eurozone;

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  the Santander UK group's exposure to risks faced by other financial institutions;

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  the effects of an adverse movement in external credit rating assigned to the Santander UK group, any Santander UK group member or any of their respective securities;

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  the effects of fluctuations in interest rates and other market risks;

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  the extent to which the Santander UK group may be required to record negative fair value adjustments for its financial assets due to changes in market conditions;

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  the risk of failing to successfully implement and continue to improve the Santander UK group's credit risk management systems;

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  the risks associated with the Santander UK group's derivative transactions;

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  the extent to which the Santander UK group may be exposed to operational risks, including risks relating to data and information collection, processing, storage and security;

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  the risk of third parties using the Santander UK group as a conduit for illegal or improper activities without the Santander UK group's knowledge;

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  the risk of failing to effectively improve or upgrade the Santander UK group's information technology infrastructure and management information systems in a timely manner;

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  the Santander UK group's exposure to unidentified or unanticipated risks despite its risk management policies, procedures and methods;

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  the effects of competition with other financial institutions;

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  the various risks facing the Santander UK group as it expands its range of products and services (e.g. risk of new products and services not being responsive to customer demands or successful, risk of changing customer needs);

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  the Santander UK group's ability to control the level of non-performing or poor credit quality loans and whether the Santander UK group's loan loss reserves are sufficient to cover loan losses;

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  the extent to which the Santander UK group's loan portfolio is subject to prepayment risk;

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  the risk that the value of the collateral, including real estate, securing the Santander UK group's loans may not be sufficient and the Santander UK group may be unable to realize the full value of the collateral securing its loan portfolio;

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  the ability of the Santander UK group to realize the anticipated benefits of its organic growth or business combinations and the exposure, if any, of the Santander UK group to any unknown liabilities or goodwill impairments relating to acquired businesses;

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  the extent to which members of the Santander UK group may be responsible for contributing to compensation schemes in the UK in respect of banks and other authorized financial services firms that are unable to meet their obligations to customers;

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  the effects of taxation requirements and other assessments and any changes thereto in each location in which Santander UK group members operate;

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  the effects of any changes in the pension liabilities and obligations of the Santander UK group;

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  the ability of the Santander UK group to recruit, retain and develop appropriate senior management and skilled personnel;

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  the effects of any changes to the reputation of the Santander UK group, any Santander UK group member or any affiliate operating under the Santander UK brands;

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  the basis of the preparation of the Santander UK group's financial statements and information available about the Santander UK group, including the extent to which assumptions and estimates made during such preparation are accurate;

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  the extent to which disclosure controls and procedures over financial reporting may not prevent or detect all errors or acts of fraud;

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  the extent to which changes in accounting standards could impact the Santander UK group's reported earnings;

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  the extent to which the Santander UK group relies on third parties for important infrastructure support, products and services;

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  the possibility of risk arising in the future in relation to transactions between Santander UK and its parent, subsidiaries or affiliates;

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  the extent to which different disclosure and accounting principles between the UK and the United States may provide you with different or less information about us than you expected; and

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  the risk associated with enforcement of judgments in the United States.

        Undue reliance should not be placed on forward-looking statements when making decisions with respect to us and/or our securities. Investors and others should take into account the inherent risks and uncertainties of forward-looking statements and should carefully consider the foregoing non-exhaustive list of important factors. Forward-looking statements speak only as of the date on which they are made and are based on the knowledge, information available and views taken on the date on which they are made; such knowledge, information and views may change at any time. We do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

 DESCRIPTION OF THE ISSUER

Santander UK Group Holdings plc and the Santander UK group

  Background

        Santander UK Group Holdings plc is a public limited company incorporated and registered in England and Wales under the Companies Act 2006. It was incorporated on September 23, 2013 as a private limited company with registered number 08700698 with the name Nuevo Topco Limited. On December 16, 2013, the Issuer changed its name to Santander UK Group Limited and on January 22, 2014, the Issuer changed its name to Santander UK Group Holdings Limited. On March 25, 2015, the Issuer re-registered as a public limited company. On January 10, 2014, the Issuer became the holding company of Santander UK plc through an exchange of shares with the shareholders of Santander UK plc, as described in Note 1 to the consolidated financial statements of the Issuer for the years ended December 31, 2017, 2016 and 2015 and as of December 31, 2017 and 2016 included in the Annual Report on Form 20-F. This transaction constituted a group reconstruction and a transaction between entities under common control.

        The principal executive office and registered office of the Issuer is at 2 Triton Square, Regent's Place, London, NW1 3AN. The telephone number of the Issuer is +44 (0) 870 607 6000.

        The Issuer's principal operating subsidiary is Santander UK plc. Santander UK plc was originally formed as a building society in 1944 under the name Abbey National Building Society and is now a public limited liability company incorporated and registered in England and Wales under the Companies Act 1985. It was incorporated on September 12, 1988 with registered number 2294747.

        The Issuer is a subsidiary of Banco Santander, S.A. and Santusa Holding, S.L. Santander UK operates primarily in the UK, is regulated by the PRA and the FCA and is part of the Banco Santander, S.A. group (the "Banco Santander group").

  Business and Support Divisions

        The Santander UK group operates four business divisions as follows:

  Retail Banking

        Retail Banking offers a wide range of products and financial services to individuals and small businesses through a network of branches and ATMs, as well as through telephony, digital and intermediary channels. Retail Banking includes business banking customers, small businesses with an annual turnover of up to £6.5 million and Santander Consumer Finance, predominantly a vehicle finance business.

  Commercial Banking

        Commercial Banking offers a wide range of products and financial services provided by relationship teams that are based in a network of regional Corporate Business Centres and through telephony and digital channels. The management of our customers is organized across two relationship teams—the Regional Corporate Bank that covers non-property backed trading businesses that are UK-domiciled with annual turnover above £6.5 million and Specialist Sector Groups that cover real estate, social housing, education, healthcare, and hotels.

  Corporate and Investment Banking

        As part of a rebrand across the Banco Santander group, Global Corporate Banking (the UK segment of Santander Global Corporate Banking) has been branded as Corporate and Investment Banking.

        Corporate and Investment Banking services corporate clients with a turnover of £500 million and above per annum and financial institutions. Corporate and Investment Banking clients require specially tailored solutions and value-added services due to their size, complexity and sophistication. We provide these clients with products to manage currency fluctuations, protect against interest rate risk, and arrange capital markets finance and specialist trade finance solutions, as well as providing support to the rest of our business segments.

  Corporate Centre

        Corporate Centre predominantly consists of the non-core corporate and legacy treasury portfolios. Corporate Centre is also responsible for managing capital and funding, balance sheet composition and structure and strategic liquidity risk. The non-core corporate and legacy treasury portfolios are being run-down and/or managed for value.

RISK FACTORS

        You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable prospectus supplement before you decide to buy securities.

Risks Relating to the Securities

Under the terms of the debt securities and the capital securities, investors will agree to be bound by and consent to the exercise of any UK bail-in power by the relevant UK resolution authority.

        Notwithstanding any other term of the debt securities and/or the capital securities, the indenture or any other agreements, arrangements, or understandings between the Issuer and any holder of securities, by its acquisition of the debt securities and/or capital securities, each holder of securities (including each holder of a beneficial interest in the debt securities and/or the capital securities) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power (as defined in "Description of the Debt Securities—Agreement with Respect to the Exercise of UK Bail-in Power") by the relevant UK resolution authority (as defined in "Description of the Debt Securities—Agreement with Respect to the Exercise of UK Bail-in Power") whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due (as defined in "Description of the Debt Securities—Agreement with Respect to the Exercise of UK Bail-in Power"); (ii) the conversion of all, or a portion, of the Amounts Due on the debt securities and/or the capital securities into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holders of securities of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the debt securities and/or the capital securities; (iii) the cancellation of the debt securities and/or the capital securities; (iv) the amendment or alteration of the maturity of the debt securities or amendment of the amount of interest payable on the debt securities and/or the capital securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of the debt securities and/or the capital securities, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.

The relevant UK resolution authority could exercise the UK bail-in power which could impose losses on an investment in the debt securities and the capital securities.

        On October 1, 2013, the UK Government published amendments to the Financial Services (Banking Reform) Bill. The amendments introduced, among other things, a national "bail-in" power, which forms part of the existing special resolution regime under the UK Banking Act 2009, as the same may be amended from time to time, including by the Financial Services (Banking Reform) Act 2013 (the "Banking Act").

        Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms as amended from time to time (the "BRRD") entered into force on July 2, 2014. The BRRD contains similar resolution tools and powers to the Banking Act, including a bail-in power which gives resolution authorities the power to write down the claims of unsecured creditors of a failing institution and to convert unsecured debt claims to equity (subject to certain parameters). The UK Government decided to implement the BRRD bail-in power from January 1, 2015 (with the exception of provisions requiring contractual recognition of UK bail-in powers in foreign law governed liabilities which were implemented through FCA and PRA rules between February 2015 and January 1, 2016) and has introduced secondary legislation which came into force on January 1, 2015 to amend the UK bail-in power to implement BRRD. The provisions requiring contractual recognition of UK bail-in powers in certain foreign law governed instruments (including the debt securities and the capital securities) is in effect for instruments issued after February 19, 2015. The second phase of the implementation of the rules, which apply to all other relevant liabilities, commenced on 1 January 2016.

        The UK bail-in power has been introduced as an additional power available to the UK resolution authority, to enable it to recapitalize a failed institution by allocating losses to unsecured creditors subject to the rights of such creditors to be compensated under a bail-in compensation order, which is based on the principle that such creditors should receive no less favorable treatment than they would have received, had the bank entered into insolvency immediately before the coming into effect of the UK bail-in power. The UK bail-in power includes the power to cancel or write-down (in whole or in part) certain liabilities (including the debt securities and the capital securities) or modify the terms of certain contracts (including the debt securities and the capital securities) for the purposes of reducing or deferring the liabilities of a relevant institution under resolution and the power to convert certain liabilities (including the debt securities and the capital securities) into shares (or other instruments of ownership) of the relevant institution. The conditions for use of the UK bail-in power are generally that (i) the regulator determines the relevant institution is failing or likely to fail, (ii) it is not reasonably likely that any other action can be taken to avoid such a relevant institution's failure, and (iii) the relevant UK resolution authority determines that it is in the public interest to exercise the bail-in power.

        According to the Banking Act, as well as similar principles in the BRRD, the relevant UK resolution authority should have regard to the insolvency treatment principles when exercising the UK bail-in power in respect of the debt securities and/or the capital securities. The insolvency treatment principles are that (i) the exercise of the UK bail-in power should be consistent with treating all liabilities of the bank in accordance with the priority that they would enjoy upon liquidation and (ii) any creditors who would have equal priority upon liquidation should bear losses on an equal footing with each other. Adding to these principles, a directive amending the BRRD as regards the ranking of unsecured debt instruments in the insolvency hierarchy entered into force in December 2017, which Member States must transpose by 29 December 2018. The UK Treasury may, by order, specify further matters or principles to which the relevant UK resolution authority must have regard when exercising the UK bail-in power. These principles may be specified in addition to, or instead of, the insolvency treatment principles. If the relevant UK resolution authority departs from the insolvency treatment principles when exercising the UK bail-in power, it must report to the Chancellor of the Exchequer stating the reasons for its departure.

        The debt securities and the capital securities are subject to the provisions of the UK bail-in power and consequently may be subject to a partial or full write-down, modification or conversion to equity. Holders of the debt securities and/or the capital securities (including each holder of a beneficial interest in the debt securities and/or the capital securities) may lose all of their investment in the debt securities and/or the capital securities, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon and any remaining outstanding securities or securities into which the debt securities and/or the capital securities are converted may be of little value at the time of conversion and thereafter.

        Moreover, to the extent the UK bail-in power is exercised pursuant to the Banking Act, we do not expect any securities issued upon conversion of the debt securities and/or the capital securities to meet the listing requirements of any securities exchange. Any securities received by holders of the debt securities and/or the capital securities upon conversion of the debt securities and/or the capital securities (whether debt or equity) likely will not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer of any securities issued upon conversion of the debt securities and/or the capital securities, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power. As a result, there may not be an active market for any securities held after the exercise of the UK bail-in power.

The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power are uncertain, which may affect the value of the securities.

        There is considerable uncertainty regarding the specific factors beyond the goals of addressing banking crises pre-emptively and minimizing taxpayers' exposure to losses (for example, by utilizing resolution tools and writing down relevant capital instruments before the injection of public funds into a financial institution) which the relevant UK resolution authority would consider in deciding whether to exercise the UK bail-in power with respect to the relevant financial institution and/or securities, such as the debt securities and the capital securities, issued by that institution.

        While pre-conditions have been proposed for the exercise of the UK bail-in power under the Banking Act, there is no certainty as to how the relevant UK resolution authority will exercise in practice any bail-in power with respect to a financial institution and/or securities, such as the debt securities or the capital securities, issued by that institution. The UK Treasury may by order specify matters or principles to which the relevant UK resolution authority must have regard in exercising its bail-in powers including insolvency treatment principles or alternative principles. Notwithstanding any such secondary legislation, the relevant UK resolution authority is likely to have considerable discretion as to how it exercises the UK bail-in power. As there may be many factors, including factors outside of our control or not directly related to us, which could result in such a determination, holders of the debt securities and the capital securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such UK bail-in power.

        Accordingly, the threat of bail-in may affect trading behavior, including prices and volatility, and, as a result, the securities are not necessarily expected to follow the trading behavior associated with other types of securities.

Holders' rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.

        Under the Banking Act, holders of securities will have a right to be compensated under a bail-in compensation order which is based on the principle that such investors should receive no less favorable treatment than they would have received had the bank entered into insolvency immediately before the coming into effect of the UK bail-in power. A similar principle is set out in the BRRD. There is some uncertainty as to what other protections will be available to holders of securities (including the debt securities and the capital securities) subject to the UK bail-in power and to the broader resolution powers of the relevant UK resolution authority. Accordingly, the holders of the debt securities and/or the capital securities (including each holder of a beneficial interest in the debt securities and/or the capital securities) have limited rights to challenge any decision of the relevant UK resolution authority to exercise the UK bail-in power.

Other powers contained in the Banking Act and the BRRD, either in their current form or as may be amended, may affect the value of an investment in the securities.

        The special resolution regime in the Banking Act provides relevant UK resolution authorities with a variety of other powers, in addition to the UK bail-in power, for dealing with UK banks. See "Shareholder Information-Risk Factors—The Banking Act may adversely affect our business" on page 316 of our Annual Report on Form 20-F. The exercise of these powers may impact how we are managed as well as, in certain circumstances, the rights of creditors.

The securities will be structurally subordinated to debt of our subsidiaries, which will not guarantee the securities.

        Because we are a holding company, our rights and the rights of our creditors, including the holders of securities, to participate in the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our banking subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of those banking subsidiaries. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The debt securities and the capital securities are not obligations of, nor guaranteed by, our subsidiaries and our subsidiaries have no obligation to pay any amounts due on the debt securities and/or the capital securities. The indentures relating to the debt securities and the capital securities do not limit the ability of our subsidiaries to issue or incur additional debt.

        The debt securities and the capital securities are our obligations but our assets consist primarily of equity in our subsidiaries and, as result, our ability to make payments on the debt securities and the capital securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. The ability of our subsidiaries to pay dividends or such other amounts will be subject to their profitability, their financial condition, to applicable laws and regulations and to the evolution of their capital adequacy position.

The securities will be unsecured and will be effectively subordinated to our secured indebtedness.

        The debt securities and the capital securities we issue will be unsecured and will be effectively subordinated to all secured indebtedness we may incur, to the extent of the assets securing such indebtedness. The indentures relating to the debt securities and the capital securities do not restrict our ability to incur secured indebtedness in the future. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we may not have sufficient assets to pay amounts due on any or all of the debt securities and the capital securities then outstanding.

The securities lack a developed public market.

        There can be no assurance regarding the future development of a market for any securities we may issue or the ability of holders of the debt securities and/or the capital securities to sell their securities or the price at which such holders may be able to sell their securities. If such a market were to develop, the securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Underwriters, broker-dealers and agents that participate in the distribution of the securities may make a market in the securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities with respect to the securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for any securities we may issue or that an active public market for the securities will develop. See "Plan of Distribution (Conflicts of Interest)." We may apply for listing of any securities we may issue on a recognized securities exchange; however, there can be no assurance that the securities will be so listed by the time the securities are delivered to purchasers or that the listing will be granted.

Our credit ratings may not reflect all risks of an investment in the securities.

        Our credit ratings may not reflect the potential impact of all risks relating to the market values of the securities. However, real or anticipated changes in our credit ratings will generally affect the market values of the debt securities and the capital securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

 USE OF PROCEEDS

        Unless otherwise disclosed in the accompanying prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes of the Santander UK group and to further strengthen the Santander UK group's regulatory capital base.

 DESCRIPTION OF THE DEBT SECURITIES

        The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the debt securities so offered will be described in the prospectus supplement relating to those debt securities. As used in this description, the holder of a debt security is, with respect to a debt security in registered form, the registered owner of that debt security.

        When we refer to "debt securities" in this prospectus, we mean the dated subordinated debt securities and the senior debt securities of the Issuer. Debt securities offered through this prospectus will be issued under one of two indentures between Santander UK, as issuer, and Wells Fargo Bank, National Association, as trustee (the "trustee"). The dated subordinated debt securities will be issued under the indenture for dated subordinated debt securities dated as of April 18, 2017 (the "dated subordinated debt securities indenture"). The senior debt securities will be issued under the amended and restated indenture for senior debt securities dated as of April 18, 2017, as supplemented and amended by a first supplemental indenture dated as of November 3, 2017 between the Issuer and the trustee (the "senior debt securities indenture" and together with the dated subordinated debt securities indenture, the "indentures"). The indentures are filed as exhibits to the registration statement of which this prospectus is a part. The terms of each of the indentures include those provisions made part of the relevant indenture by reference to the Trust Indenture Act of 1939 ("TIA").

        The following summaries of the material provisions of the debt securities and the indentures do not purport to be complete and are qualified in their entirety by reference to all the provisions of the relevant indenture, including the definitions of certain terms which are provided in the indentures. Wherever particular defined terms of the indentures are referred to and those terms are not defined in this prospectus, such defined terms shall have the meanings assigned in the relevant indenture and are incorporated by reference into this prospectus.

        For the avoidance of doubt, each reference to "holder," "holders" and "you" will also be deemed to include the beneficial owners of the debt securities.

General

        The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States, the United Kingdom or any other country.

        The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

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  their specific designation, authorized denomination and aggregate principal amount;

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  the price or prices at which they will be issued;

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  whether such debt securities will be dated debt securities with a specified maturity date or undated debt securities with no specified maturity date;

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  the annual interest rate or rates, or how to calculate the interest rate or rates;

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  the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

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  the times and places at which any interest payments are payable;

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  the terms of any mandatory or optional redemption, including the amount of any premium;

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  any modifications or additions to the events of defaults with respect to the debt securities offered;

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  the currency or currencies in which they are denominated and in which we will make any payments;

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  whether such debt securities, if dated subordinated debt securities or senior debt securities, are to be issued as discount securities and the terms and conditions of any such discount securities;

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  any index used to determine the amount of any payments on the debt securities;

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  any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

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  whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments; and

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  any listing on a securities exchange.

        In addition, the prospectus supplement will describe certain U.S. federal and UK tax considerations that may apply to any particular series of debt securities.

        Debt securities may bear interest at a fixed rate or a floating rate. Holders of debt securities shall have no voting rights except those described under the heading "—Modification and Waiver" below.

        We may, without the consent of the holders of the debt securities of any series, issue additional debt securities, having the same ranking and same interest rate, maturity and other terms as the debt securities previously issued; provided however that such additional debt securities shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional debt securities are issued pursuant to a "qualified reopening" of the original series, are otherwise treated as part of the same "issue" of debt instruments as the original series, or are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Any additional debt securities having such similar terms, together with the debt securities previously issued, will constitute a single series of debt securities under the relevant indenture.

Form of Debt Securities; Book-Entry System

  General

        Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company ("DTC"), Euroclear Bank S.A./N.V. ("Euroclear Bank"), as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, société anonyme ("Clearstream Luxembourg"), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

        The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

        The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

        So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the relevant indenture. Except as described below under the heading "—Issuance of Definitive Securities," no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the relevant indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the relevant indenture or the debt securities.

  Payments on the Global Debt Security

        Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we, nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

  The Clearing Systems

        DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

        DTC.    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        Euroclear.    Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants.

Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Euroclear Terms and Conditions") and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

        Clearstream Luxembourg.    Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the debt securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

  Issuance of Definitive Securities

        So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

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  (i) the depositary notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be; (ii) DTC notifies us that it is unwilling or unable to continue to hold interests in the debt securities of such series, or (iii) if at any time DTC ceases to be eligible as a "clearing agency" registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days;

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  an Event of Default has occurred and is continuing and the registrar has received a request from the depositary; or

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  the applicable prospectus supplement provides otherwise with respect to a particular series.

        Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

        Unless otherwise specified in the prospectus supplement, definitive debt securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

        Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder's account in New York. Definitive securities should be presented to the paying agent for redemption.

        If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

        If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer, duly completed and executed, at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the debt securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the debt securities represented by the certificate, to the address specified in the form of transfer.

  Settlement

        Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. Book-entry debt securities held through DTC will settle in DTC's Same-Day Funds Settlement System.

Payments

        We will make any payments of interest, principal and premium, if any, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Currency

        To the extent that holders of the debt securities are entitled to any recovery with respect to the debt securities in any bankruptcy, winding up or liquidation, it is unclear whether such holders would be entitled in such proceedings to a recovery in dollars and may be entitled only to a recovery in pounds sterling, and, as a general matter, the right to claim for any amounts payable on debt securities may be limited by applicable insolvency law.

Payments Subject to Fiscal Laws

        All payments are subject in all cases to (i) any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the "—Additional Amounts—Dated Subordinated Debt Securities," "—Additional Amounts—Senior Debt Securities," or "—Covenants" provisions below, and (ii) withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Internal Revenue Code of 1986, as amended (the "Code") or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, "FATCA").

Additional Amounts

  Dated Subordinated Debt Securities

        Unless the relevant prospectus supplement provides otherwise, all payments of principal and interest in respect of the dated subordinated debt securities will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by or on behalf of the country in which we are organized, or any political subdivision of the same or authority therein or thereof having power to tax (the "taxing jurisdiction"), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, in respect of the payment of any interest on (but not, for the avoidance of doubt, in respect of any principal of) the Dated Subordinated Debt Securities, we will pay such additional amounts (for purposes of the dated subordinated debt securities only, "Additional Amounts") as may be necessary in order that the net amounts receivable by the holders after such withholding or deduction shall equal the amounts which would have been receivable in the absence of any requirement to make such withholding or deduction, except that no such Additional Amounts shall be payable in relation to any such tax, duty, assessment, governmental charge, deduction or withholding which:

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  would not be payable or due but for the fact that the holder or beneficial owner is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the taxing jurisdiction, or otherwise has some connection or former connection with the taxing jurisdiction other than the holding or ownership of a dated subordinated debt security, or the collection of principal or interest payments on, or the enforcement of, a dated subordinated debt security;

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  would not be payable or due but for the fact that the certificate representing the relevant dated subordinated debt securities (x) is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such thirty (30)-day period or (y) is presented for payment in the taxing jurisdiction;

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  is imposed in respect of a holder that is not the sole beneficial owner of the principal or the interest, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or the beneficial owner of such payment would not have been entitled to an Additional Amount had the beneficiary, settlor, beneficial owner or member been the actual holder of such dated subordinated debt security;

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  would not have been imposed if presentation for payment of the certificate representing the relevant dated subordinated debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

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  is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such dated subordinated debt securities with a request from us addressed to the holder or the beneficial owner, including a written request from us related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

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  is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

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  is imposed in respect of any combination of the above items.

        Any amounts to be paid by us in respect of the dated subordinated debt securities shall be paid net of any deduction or withholding imposed or required pursuant to FATCA, and we will not be required to pay Additional Amounts on account of FATCA.

        Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of (and premium, if any) or interest or other payment on, or in respect of, any dated subordinated debt security of any series we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

  Senior Debt Securities

        Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of senior debt securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the country in which we are organized or any political subdivision or authority thereof or therein having the power to tax (the "taxing jurisdiction"), unless such deduction or withholding is required by fiscal or other laws, regulations and directives. If at any time a taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, interest and any other payments on, the senior debt securities (for purposes of the senior debt securities only, "Additional Amounts") that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such amount that would not have been payable or due but for the fact that:

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  the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a taxing jurisdiction or otherwise having some connection with the taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series;

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  except in the case of a winding up in the UK, the relevant debt security is presented (where presentation is required) for payment in the UK;

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  the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

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  the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us or the liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information requirement, which, in the case of (x) or (y) is required or imposed by a statute, treaty, regulation or administrative practice of a taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

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  any combination of the above items;

nor shall Additional Amounts be paid with respect to the principal of, premium, if any, and any interest on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder. For the avoidance of doubt, all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to any fiscal or other laws, regulations and directives, including FATCA, and we shall not be required to pay Additional Amounts with respect to the principal of, interest and any other payments on, the debt securities on account of any such deduction or withholding required pursuant to FATCA.

        Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of (and premium, if any) or interest or other payment on, or in respect of, any debt security of any series we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Covenants

        The United Kingdom (or any political subdivision thereof or therein having the power to tax) may require us to withhold or deduct amounts from payments of principal or interest on the debt securities, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required to pay additional amounts such that the net amount paid to holders of the debt securities, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required.

        As provided in "—Payments Subject to Fiscal Laws," all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to FATCA, and we shall not be required to pay additional amounts with respect to the principal of, interest and any other payments on, the debt securities on account of any such deduction or withholding required pursuant to FATCA.

        We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if, inter alia, either:

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  all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or

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  the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year or are to be exchanged for stock or other securities and notice of such exchange has been given; and

we deposit in trust with the trustee for your benefit and the benefit of all other direct holders of the debt securities, a combination of money or U.S. government obligations (with respect to securities denominated in dollars) or foreign government obligations (with respect to securities denominated in the same foreign currency) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under "—Dated Subordinated Debt Securities—Subordination, Defaults and Events of Default" and "—Senior Debt Securities—Status, Events of Default" below. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded. However, even if we take these actions, a number of our obligations under the relevant indenture will remain.

        Any discharge will be subject to the consent of the PRA, if required.

        The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including, among other things, through the incurrence of additional indebtedness.

Agreement with Respect to the Exercise of UK Bail-in Power

        Notwithstanding any other term of the debt securities, the indentures or any other agreements, arrangements, or understandings between the Issuer and any holder of debt securities, by its acquisition of the debt securities, each holder of debt securities (including each holder of a beneficial interest in the debt securities) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power (as defined below) by the relevant UK resolution authority (as defined below) whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due (as defined below); (ii) the conversion of all, or a portion, of the Amounts Due on the debt securities into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holders of debt securities of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the debt securities; (iii) the cancellation of the debt securities; (iv) the amendment or alteration of the maturity of the debt securities or amendment of the amount of interest payable on the debt securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of the debt securities, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.

        For these purposes, "Amounts Due" are the principal amount of, and accrued but unpaid interest, including any Additional Amounts due on, the debt securities. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority.

        As used in this prospectus, the "UK bail-in power" is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of the BRRD, including but not limited to the Banking Act, and the instruments, rules and standards created thereunder, pursuant to which: (i) any obligation of a regulated entity (as defined below) (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised.

        We refer to such agreements and acknowledgements with respect to the exercise of the UK bail-in power as the "bail-in consent."

        A reference to a "regulated entity" is to any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the PRA, as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies and a reference to the "relevant UK resolution authority" is to the Bank of England or any other authority with the ability to exercise a UK bail-in power.

        No Amounts Due on the debt securities, will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.

        By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities), to the extent permitted by the TIA, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities.

        Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities, we will provide a written notice to the holders of the debt securities through DTC as soon as practicable regarding such exercise of the UK bail-in power. We will also deliver a copy of such notice to the trustee for information purposes.

        Neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion thereof into another security or obligation of the Issuer or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Issuer, nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities will be an Event of Default (as defined in the relevant indenture) with respect to such debt securities.

        By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA.

        By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) acknowledges and agrees that, upon the exercise of the UK bail-in power by the relevant UK resolution authority, (a) the trustee will not be required to take any further directions from the holders of debt securities with respect to any portion of the debt securities that are written-down, converted to equity and/or cancelled under Section 5.12 (Control by Holders) of the dated subordinated debt securities indenture and the senior debt securities indenture, and (b) the indentures will not impose any duties upon the trustee whatsoever with respect to the exercise of any

UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the debt securities remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the debt securities), then the trustee's duties under the relevant indenture shall remain applicable with respect to the debt securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to another supplemental indenture or an amendment to the relevant indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, so long as any debt securities remain outstanding, there will at all times be a trustee for the debt securities in accordance with the relevant indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the debt securities remain outstanding following the completion of the exercise of the UK bail-in power.

        By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such debt securities to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to such debt securities as it may be imposed, without any further action or direction on the part of such holder or the trustee. In addition, the exercise of the UK bail-in power may require that interests in the debt securities be held and/or other actions implementing the UK bail-in power to be taken, as the case may be, through clearing systems, intermediaries or other person other than DTC.

        For a discussion of certain risk factors relating to the UK bail-in power, see "Risk Factors Relating to the Securities."

Redemption

  Dated Subordinated Debt Securities

        Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the dated subordinated debt securities of any series as a whole upon not less than 30 nor more than 60 days' notice to each holder of dated subordinated debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, to the redemption date, or, in the case of discount securities, their accreted face amount, if we determine that as a result of a change in or amendment to the laws or regulations of any taxing jurisdiction, including any treaty to which such taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:

  •
  in making any payments, on the particular series of dated subordinated debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;

  •
  payments, on the next interest payment date in respect of any of the series of dated subordinated debt securities, has been or would be treated as a "distribution," in each case within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of the Act;

  •
  on the next interest payment date we were not or would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced;

  •
  the dated subordinated debt securities will or would no longer be treated as loan relationships for United Kingdom tax purposes;

  •
  we will not or would not, as a result of the dated subordinated debt securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the dated subordinated debt securities or any similar system or systems having like effect as may from time to time exist);

  •
  we will or would, in the future, have to bring into account a taxable credit, taxable profit or the receipt of taxable income if the principal amount of the dated subordinated debt securities were written down, on a permanent or temporary basis, or the dated subordinated debt securities were converted into ordinary shares of our capital; or

  •
  the dated subordinated debt securities or any part thereof will or would become treated as a derivative or an embedded derivative for United Kingdom tax purposes.

        In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent counsel of recognized standing in the relevant taxing jurisdiction, selected by us, in a form reasonably satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

        The relevant prospectus supplement will specify whether or not we may redeem the dated subordinated debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of dated subordinated debt securities of any series will state, among other items:

  •
  the redemption date;

  •
  the amount of dated subordinated debt securities to be redeemed if less than all of the series is to be redeemed;

  •
  the redemption price;

  •
  that the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

  •
  the place or places at which each holder may obtain payment of the redemption price; and

  •
  the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such dated subordinated debt securities.

        In the case of a partial redemption, the trustee shall select the dated subordinated debt securities to be redeemed in any manner which it deems fair and appropriate in accordance with DTC procedures.

        Unless otherwise provided in a supplemental indenture, we or any of our subsidiaries may not purchase dated subordinated debt securities of any series in the open market or by tender (available to each holder of dated subordinated debt securities of the relevant series) or by private agreement without regulatory approval and our compliance with any alternative or additional preconditions to redemption or repurchase. Any dated subordinated debt securities of any such series purchased by us or any of our subsidiaries may be held, resold or surrendered by the purchaser thereof through us to the trustee or any paying agent for cancellation.

  Senior Debt Securities

        Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the senior debt securities of any series as a whole upon not less than 30 nor more than 60 days' notice to each holder of senior debt securities, on any interest payment date, at a redemption price equal to

100% of their principal amount together with any accrued but unpaid payments of interest, to the redemption date, or, in the case of discount securities, their accreted face amount, if we determine that as a result of a change in or amendment to the laws or regulations of any taxing jurisdiction, including any treaty to which such taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:

  •
  in making any payments, on the particular series of senior debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;

  •
  payments, on the next interest payment date in respect of any of the series of senior debt securities, has been or would be treated as a "distribution," in each case within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of the Act; or

  •
  on the next interest payment date we were not or would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced.

        In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent counsel of recognized standing in the relevant taxing jurisdiction, selected by us, in a form reasonably satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

        The relevant prospectus supplement will specify whether or not we may redeem the senior debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of senior debt securities of any series will state, among other items:

  •
  the redemption date;

  •
  the amount of senior debt securities to be redeemed if less than all of the series is to be redeemed;

  •
  the redemption price;

  •
  that the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

  •
  the place or places at which each holder may obtain payment of the redemption price; and

  •
  the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such senior debt securities.

        In the case of a partial redemption, the trustee shall select the senior debt securities to be redeemed in any manner which it deems fair and appropriate in accordance with DTC procedures.

        We or any of our subsidiaries may at any time and from time to time purchase senior debt securities of any series in the open market or by tender (available to each holder of senior debt securities of the relevant series) or by private agreement, if applicable law allows. Any senior debt securities of any such series purchased by us or any of our subsidiaries may be held, resold or surrendered by the purchaser thereof through us to the trustee or any paying agent for cancellation.

Modification and Waiver

        We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities, including, to the extent necessary, to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power, including the bail-in consent. Other modifications and amendments may be made to the relevant indenture with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the relevant indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would (unless such modification or amendment is a result of the exercise of the UK bail-in power by the relevant UK resolution authority):

  •
  change the stated maturity of the principal amount of any debt security;

  •
  reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to any debt security;

  •
  reduce the amount of principal on any original issue discount security;

  •
  change any obligation to pay Additional Amounts;

  •
  change the currency of payment of the principal amount of, premium or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment due and payable;

  •
  in the case of the dated subordinated debt securities only, change the subordination provisions of any series of the dated subordinated debt securities;

  •
  reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any past Event of Default, (as such term is defined in the relevant indenture); or

  •
  modify the above requirements or requirements regarding waiver of past defaults.

Dated Subordinated Debt Securities—Subordination, Defaults and Events of Default

        The dated subordinated debt securities will be our direct, unsecured and subordinated obligations, and the dated subordinated debt securities of a series will rank pari passu without any preference among themselves. Our obligations pursuant to the dated subordinated debt securities will be subordinate in right of payment in full of all claims of our senior creditors other than claims which are by their terms, or are expressed to be, subordinated to, or pari passu with, the dated subordinated debt securities as described below under "—Subordination."

        The maturity of the dated subordinated debt securities will be subject to acceleration only in the event of our winding up or if an effective resolution is validly adopted by our shareholders for our winding up. See "—Defaults and Events of Default" below.

  Subordination

        The rights of holders of dated subordinated debt securities will, in the event of our winding up (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of us, the terms of which reorganization, reconstruction or amalgamation (i) have previously been approved in writing by a majority of the holders and (ii) do not provide that the dated subordinated debt securities shall thereby become redeemable or repayable in accordance with the terms of the dated subordinated debt securities), be subordinated in right of payment in full to claims of our senior creditors other than claims which are by their terms, or are expressed to be, subordinated to the dated subordinated debt securities or pari passu therewith. The subordination provisions of the dated subordinated debt securities indenture, and to which the dated subordinated debt securities will be subject, will be governed by, and construed in accordance with, the laws of England and Wales.

  Defaults and Events of Default

        Unless otherwise provided in a prospectus supplement with respect to dated subordinated debt securities of a series, subject to certain exceptions, it will be an event of default only if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made or entered for our winding up or an effective resolution is validly adopted by our shareholders for our winding up (in either case, other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency). If an event of default occurs and is continuing with respect to a series of dated subordinated debt securities (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of us, the terms of which reorganization, reconstruction or amalgamation (i) have previously been approved in writing by a majority of holders and (ii) do not provide that the dated subordinated debt securities shall thereby become redeemable or repayable in accordance with the terms of the dated subordinated debt securities), the trustee may, and if so requested by the holders of not less than 25% in principal amount of the outstanding dated subordinated debt securities of such series will, declare the principal amount (or, in the case of original issue discount securities, the accreted face amount) together with accrued interest, if any, with respect to the dated subordinated debt securities of such series due and payable immediately, by a notice in writing to us (and to the trustee if given by the holder or holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

        At any time after such a declaration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding dated subordinated debt securities of such series, by written notice to us and the trustee, may rescind or annul such declaration of acceleration and its consequences, but only if:

  •
  we have paid to or deposited with the trustee a sum sufficient to pay:

  •
  the principal of (and premium, if any, on) any dated subordinated debt securities of such series which have become due otherwise than by such declaration of acceleration and any due and payable interest, and overdue interest, if any, thereon at the rate or rates prescribed therefor in such dated subordinated debt securities and

  •
  all sums paid or advanced by the trustee pursuant to the dated subordinated debt securities indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

  •
  any other events of default with respect to any series of the dated subordinated debt securities have been cured or waived. No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.

        Unless otherwise provided in a prospectus supplement with respect to any series of dated subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to dated subordinated debt securities of a series if:

  •
  we fail to pay any installment of interest upon any dated subordinated debt security of such series and such default continues for 14 days; or

  •
  we fail to pay the principal of (or premium, if any, on) any dated subordinated debt security of such series at its maturity and such failure continues for 14 days.

        If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up; provided that the trustee may not, upon the occurrence of a default on the dated subordinated debt securities, accelerate the maturity of any of the dated subordinated debt securities of the relevant series.

        Notwithstanding the foregoing, failure to make any payment in respect of a series of dated subordinated debt securities will not be a default in respect of such debt securities if such payment is withheld or refused:

  •
  in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

  •
  in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 days by independent legal advisers acceptable to the trustee, provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 14 days after the trustee gives written notice to us informing us of such resolution.

        Subject to applicable law, no holder of the dated subordinated debt securities may exercise, claim or plead any right of set-off, counterclaim, compensation or retention in respect of any amount owed to it by the Issuer arising under or in connection with the dated subordinated debt securities and each holder of the dated subordinated debt securities shall, by virtue of being the holder of any dated subordinated debt security, be deemed to have waived all such rights of set-off, counterclaim, compensation or retention. Notwithstanding the preceding sentence, if, on the winding up or administration of the Issuer, any of the amounts owing to any holder of the dated subordinated debt securities by the Issuer is discharged by set-off, such holder shall, unless such payment is prohibited by law, immediately pay the Issuer an amount equal to the amount of such discharge or, in the event of its winding-up or administration, the liquidator or administrator, as appropriate of the Issuer for payment to the senior creditors in respect of amounts owing to them by the Issuer, and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer, or the liquidator or administrator, as appropriate of the Issuer, for payment to the senior creditors in respect of amounts owing to them by the Issuer and accordingly any such discharge shall be deemed not to have taken place.

Senior Debt Securities—Status, Events of Default

  Status of the Senior Debt Securities

        The senior debt securities will constitute our direct, unconditional, unsubordinated and unsecured obligations ranking pari passu, without preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

  Event of Default

        Unless the relevant prospectus supplement provides otherwise, an "Event of Default" with respect to any series of debt securities shall result if:

  •
  we do not pay any principal or interest on any debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the debt securities of that series to us requiring the payment to be made. It shall not, however, be an Event of Default if during the 14 days after the notice, we satisfy the trustee that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be an Event of Default if we act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

  •
  we breach any covenant or warranty of the senior debt securities indenture (other than as stated above with respect to payments when due) and that breach has not been remedied or waived within 60 days of receipt of a written notice from holders of at least 25% in outstanding principal amount of the debt securities of that series requiring the breach to be remedied; or

  •
  either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders' resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

        If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the debt securities of that series may at their discretion declare the debt securities of that series to be due and repayable immediately (and the debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the senior debt securities indenture provisions for the indemnification of or provision of security to the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the senior debt securities indenture, and must not be unjustly prejudicial to the holder(s) of any debt securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

        Subject to applicable law, no holder of a senior debt security may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under or in connection with the senior debt securities or the applicable indenture, and each holder of a debt security shall, by virtue of being the holder of any senior debt securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the preceding sentence, if any of the amounts owing to any holder of the senior debt securities by us is discharged by set-off, such holder shall, unless such payment is prohibited by law, immediately pay us an amount equal to the amount of such discharge or, in the event of our winding-up or administration, the liquidator or administrator, as appropriate, and, until such time as payment is made, shall hold an amount equal to such amount in trust for us, or the liquidator or administrator, as appropriate and accordingly any such discharge shall be deemed not to have taken place.

Limitation of Remedies

        The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default with respect to the series, except a default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series. The holders shall provide written notice to the trustee of such waiver.

        Subject to the provisions of the relevant indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity or security satisfactory to the trustee.

        The indentures provide that the trustee will, within 90 days after the occurrence of an Event of Default of which a responsible officer of the trustee has written notice with respect to the debt securities of any series known to it, give to each holder of the debt securities of the affected series notice of the Event of Default unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

        We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indentures.

Consolidation, Merger and Sale of Assets; Assumption

        We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our property and assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of England and Wales, the laws of any member state of the European Union (as the same may be constituted from time to time), the laws of any state of the United States, the laws of any province of Canada, the laws of Australia or the laws of New Zealand, that assumes, by a supplemental indenture, our obligations on the debt securities and under the indentures, and we procure the delivery of a customary officer's certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

        Subject to applicable law and regulation, a holding company of us or any of our wholly-owned subsidiaries (the "successor entity") may assume our obligations under the debt securities of any series without the consent of any holder; provided, that:

  •
  the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and we, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity's obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment;

  •
  the successor entity confirms in such amendment to the relevant indenture that any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the taxing jurisdiction of the Issuer, rather than taxes imposed by the taxing jurisdiction in which the successor entity is incorporated; and

  •
  immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, with respect to the debt securities of such series shall have occurred and be continuing.

        The successor entity that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in "—Redemption" above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor entity's jurisdiction of incorporation which occurs after the date of the assumption.

        An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences described below under the heading "Certain Tax Considerations—Certain U.S. Federal Income Tax Considerations—Change in Obligor of the Debt Instruments." You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

        Except as stated above, each indenture and the debt securities of each series will be governed by and construed in accordance with the laws of the State of New York. See "Subordinated Debt Securities—Subordination, Defaults and Events of Default."

Notices

        All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

        Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, New York 10017, United States, is the trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of securities, unless offered indemnity satisfactory to it by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries may maintain deposit accounts and conduct other banking transactions with Wells Fargo Bank, National Association in the ordinary course of our business.

Consent to Service of Process

        Under the indentures, we designate C T Corporation System at 111 Eighth Avenue, in the Borough of Manhattan, The City of New York, New York, as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF THE CAPITAL SECURITIES

        The following description sets forth certain general terms and provisions of the capital securities to which any prospectus supplement may relate. The particular terms of each series of capital securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the capital securities so offered will be described in the prospectus supplement relating to those capital securities. As used in this description, the holder of a capital security is, with respect to a debt security in registered form, the registered owner of that capital security.

        When we refer to "capital securities" in this prospectus, we mean subordinated unsecured capital securities of the Issuer. Capital securities offered through this prospectus will be issued under a capital securities indenture between the Issuer and The Bank of New York Mellon (the "capital securities trustee") (as successor to Wells Fargo Bank, National Association ("Wells Fargo"), pursuant to an Agreement of Resignation, Appointment and Acceptance dated as of September 20, 2018 among the Issuer, the capital securities trustee and Wells Fargo), dated as of April 18, 2017 (the "capital securities indenture"). The capital securities indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the capital securities indenture include those provisions made part of the capital securities indenture by reference to the TIA.

        The following summaries of the material provisions of the capital securities and the capital securities indenture do not purport to be complete and are qualified in their entirety by reference to all the provisions of the capital securities indenture, including the definitions of certain terms which are provided in the capital securities indenture. Wherever particular defined terms of the capital securities indenture are referred to and those terms are not defined in this prospectus, such defined terms shall have the meanings assigned in the capital securities indenture and are incorporated by reference into this prospectus.

        For the avoidance of doubt, each reference to "holder," "holders" and "you" will also be deemed to include the beneficial owners of the capital securities.

General

        The capital securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States, the United Kingdom or any other country.

        The capital securities will constitute direct, unsecured and subordinated obligations of the Issuer and rank pari passu, without any preference among themselves. The rights and claims of the holders of capital securities against the Issuer are subordinated in a winding-up or administration of the Issuer in accordance with the provisions of the capital securities indenture.

        The capital securities indenture does not limit the amount of capital securities that we may issue. We may issue capital securities in one or more series. The relevant prospectus supplement for any particular series of capital securities will describe the terms of the offered capital securities, including some or all of the following terms:

  •
  their specific title, authorized denomination and aggregate principal amount;

  •
  the annual interest rate or rates, or how to calculate the interest rate or rates and the date or dates from which interest, if any, will accrue, the date or dates on which interest will be due or the manner of determination of such date, and the record date for the interest payments;

  •
  the price or prices at which they will be issued;

  •
  whether the capital securities of the series are intended to qualify as capital for capital adequacy purposes;

  •
  the ranking of the capital securities of the series relative to the debt and equity that we issued, including to what extent it may rank junior in right of payment to other of the our obligations or in any other manner;

  •
  the date or dates, if any, on which the principal of (and premium, if any, on) the capital securities of the series is payable and whether the capital securities of the series are perpetual securities with no scheduled stated maturity with respect to the payment of the principal and premium, if any, the capital securities of the series;

  •
  the place at which any principal and interest rate payments are payable and the paying agent who will be authorized to pay such principal and interest payments;

  •
  the circumstances, if any, for the cancellation of all or a portion of any interest payment at our discretion or otherwise, and the limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations whereby we may be prohibited from making such payments;

  •
  whether we will pay any premium, upon redemption or otherwise in respect of the capital securities;

  •
  the terms of any redemption, including the amount of any premium, any repayment, prepayment or sinking fund provisions and the portion of the principal amount of capital securities of any series which is redeemable, or the method by which such portion will be calculated;

  •
  any additional conditions applicable to payment of any principal or interest on capital securities of any series;

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  the currency or currencies in which they are denominated and in which we will make any payments;

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  any restrictions that apply to the offer, sale and delivery of and the exchange of one form for capital securities for another form;

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  whether and under what circumstances, if other than those described in this prospectus, we will pay Additional Amounts (as defined below);

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  provisions relating to the exercise of the UK bail-in power by the relevant UK resolution authority;

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  whether we will issue the capital securities wholly or partially as one or more global capital securities;

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  what conditions must be satisfied before we will issue the capital securities in definitive form;

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  if the amounts of payments of principal, interest or premium, if any, may be determined with reference to an index or are otherwise not fixed on their original issue date, the date or dates and the method by which the calculation agent (identified in the prospectus supplement) will be determined;

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  any other categories or default covenants applicable to any capital securities, and the relevant terms if they are different from the terms in the capital securities indenture; and

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  any listing on a securities exchange.

        In addition, the prospectus supplement will describe certain U.S. federal and UK tax considerations that may apply to any particular series of capital securities.

        We may, without the consent of the holders of the capital securities of any series, issue additional capital securities, having the same ranking and same interest rate and other terms as the capital securities previously issued; provided however that such additional capital securities shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional capital securities are fungible for U.S. federal income tax purposes with the previously issued capital securities of the series. Any additional capital securities having such similar terms, together with the capital securities previously issued, will constitute a single series of capital securities under the relevant indenture.

Form of Capital Securities; Book-Entry System

  General

        Unless the relevant prospectus supplement states otherwise, the capital securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company ("DTC"), Euroclear Bank S.A./N.V. ("Euroclear Bank"), as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, société anonyme ("Clearstream Luxembourg"), and will be registered in the name of such depositary or its nominee. Unless and until the capital securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

        The capital securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the capital securities will be cleared through DTC only. In such event, beneficial interests in the global capital securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

        The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

        So long as the depositary, or its nominee, is the holder of a global capital security, the depositary or its nominee will be considered the sole holder of such global capital security for all purposes under the capital securities indenture. Except as described below under the heading "—Issuance of Definitive Capital Securities," no participant, indirect participant or other person will be entitled to have capital securities registered in its name, receive or be entitled to receive physical delivery of capital securities in definitive form or be considered the owner or holder of the capital securities under the capital securities indenture. Each person having an ownership or other interest in capital securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the capital securities indenture or the capital securities.

  Payments on the Global Capital Security

        Payments of any amounts in respect of any global capital securities will be made by the capital securities trustee to the depositary. Payments will be made to beneficial owners of capital securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we, nor the capital securities trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global capital security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

  The Clearing Systems

        DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

        DTC.    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        Euroclear.    Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the capital securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Euroclear Terms and Conditions") and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

        Clearstream Luxembourg.    Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and

Euroclear. Distributions with respect to the capital securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

  Issuance of Definitive Securities

        So long as the depositary holds the global securities of a particular series of capital securities, such global securities will not be exchangeable for definitive securities of that series unless:

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  (i) the depositary notifies us in writing that it is unwilling to or unable to continue as a depositary for the capital securities of such series or the capital securities, as the case may be, and we do not appoint a successor depositary within 90 days of such notification; (ii) DTC notifies us that it is unwilling or unable to continue to hold interests in the capital securities of such series, or (iii) if at any time DTC is unable to or ceases to be eligible as a "clearing agency" registered under the Exchange Act and a successor is not appointed within 90 days; or

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  a capital securities Winding-Up Event (as defined below) has occurred and is continuing and the registrar has received a request from the depositary.

        Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The capital securities indenture permits us to determine at any time and in our sole discretion that capital securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

        Unless otherwise specified in the prospectus supplement, definitive capital securities will be issued in registered form only. To the extent permitted by law, we, the capital securities trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

        Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of capital securities. Payments will be made in respect of definitive capital securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder's account in New York. Definitive securities should be presented to the paying agent for redemption.

        If we issue definitive capital securities of a particular series in exchange for a particular global capital security, the depositary, as holder of that global capital security, will surrender it against receipt of the definitive capital securities, cancel the book-entry capital securities of that series, and distribute the definitive capital securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

        If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer, duly completed and executed, at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the capital securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the capital securities represented by the certificate, to the address specified in the form of transfer.

  Settlement

        Initial settlement for each series of capital securities and settlement of any secondary market trades in the capital securities will be made in same-day funds. Book-entry capital securities held through DTC will settle in DTC's Same-Day Funds Settlement System.

Payments

        We will make any payments of interest, principal and premium, if any, on any particular series of capital securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Currency

        To the extent that holders of the capital securities are entitled to any recovery with respect to the capital securities in any bankruptcy, winding up or liquidation, it is unclear whether such holders would be entitled in such proceedings to a recovery in dollars and may be entitled only to a recovery in pounds sterling, and, as a general matter, the right to claim for any amounts payable on capital securities may be limited by applicable insolvency law.

Payments Subject to Fiscal Laws

        All payments are subject in all cases to (i) any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the "—Additional Amounts" or "—Covenants" provisions below, and (ii) any withholding or deduction required pursuant to FATCA.

Additional Amounts

        Unless the relevant prospectus supplement provides otherwise, all payments of principal and interest in respect of the capital securities will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by or on behalf of the country in which we are organized, or any political subdivision of the same or authority therein or thereof having power to tax (the "taxing jurisdiction"), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, in respect of the payment of any interest on (but not, for the avoidance of doubt, in respect of any principal of), the capital securities, we will pay such additional amounts (for purposes of the capital securities only, "Additional Amounts") as may be necessary in order that the net amounts receivable by the holders after such withholding or deduction shall equal the amounts which would have been receivable in respect of such interest on their capital securities in the absence of any requirement to make such withholding or deduction, except that no such Additional Amounts shall be payable in relation to any such tax, duty, assessment, governmental charge, deduction or withholding which:

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  would not be payable or due but for the fact that the holder or beneficial owner is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the taxing jurisdiction, or otherwise has some connection or former connection with the taxing jurisdiction other than the holding or ownership of a capital security, or the collection of principal or interest payments on, or the enforcement of, a capital security;

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  would not be payable or due but for the fact that the certificate representing the relevant capital securities (x) is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such thirty (30)-day period or (y) is presented for payment in the taxing jurisdiction;

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  is imposed in respect of a holder that is not the sole beneficial owner of the principal or the interest, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or the beneficial owner of such payment would not have been entitled to an Additional Amount had the beneficiary, settlor, beneficial owner or member been the actual holder of such capital security;

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  would not have been imposed if presentation for payment of the certificate representing the relevant capital securities had been made to a paying agent other than the paying agent to which the presentation was made;

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  is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such capital securities with a request from us addressed to the holder or the beneficial owner, including a written request from us related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

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  is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge, or

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  is imposed in respect of any combination of the above items.

        Any amounts to be paid by us in respect of the capital securities will be paid net of any deduction or withholding imposed or required pursuant to FATCA, and we will not be required to pay Additional Amounts on account of FATCA.

        Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of (and premium, if any) or interest or other payment on, or in respect of, any debt security of any series we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Covenants

        The United Kingdom (or any political subdivision thereof or therein having the power to tax) may require us to withhold or deduct amounts from payments of principal or interest on the capital securities, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required to pay additional amounts such that the net amount paid to holders of the capital securities, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required.

        As provided in "—Payments Subject to Fiscal Laws," all payments in respect of the capital securities will be made subject to any withholding or deduction required pursuant to FATCA, and we shall not be required to pay additional amounts with respect to the principal of, interest and any other payments on, the capital securities on account of any such deduction or withholding required pursuant to FATCA.

        We can legally release ourselves from any payment or other obligations on the capital securities, except for various obligations described below, if all capital securities of such series that have been authenticated and delivered (other than capital securities which have been destroyed, lost or stolen and which have been replaced or paid and capital securities for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the capital securities trustee for cancellation.

        The capital securities indenture does not contain any covenants or other provisions designed to protect holders of the capital securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the capital securities, including, among other things, through the incurrence of additional indebtedness.

Agreement with Respect to the Exercise of UK Bail-in Power

        Notwithstanding any other term of the capital securities, the capital securities indenture or any other agreements, arrangements, or understandings between the Issuer and any holder of capital securities, by its acquisition of the capital securities, each holder of capital securities (including each holder of a beneficial interest in the capital securities) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power by the relevant UK resolution authority whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due on the capital securities into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holders of capital securities of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the capital securities; (iii) the cancellation of the capital securities; (iv) the amendment or alteration of the maturity of the securities or amendment of the amount of interest payable on the capital securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of the capital securities, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.

        For these purposes, "Amounts Due" are the principal amount of, and accrued but unpaid interest, including any Additional Amounts (as defined in "Description of the Debt Securities—Additional Amounts") due on, the debt securities. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority.

        As used in this prospectus, the "UK bail-in power" is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of the BRRD, including but not limited to the Banking Act, and the instruments, rules and standards created thereunder, pursuant to which: (i) any obligation of a regulated entity (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised.

        A reference to a "regulated entity" is to any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the PRA, as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies and a reference to the "relevant UK resolution authority" is to the Bank of England or any other authority with the ability to exercise a UK bail-in power.

        No Amounts Due on the capital securities, will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.

        By its acquisition of the capital securities, each holder of the capital securities (including each holder of a beneficial interest in the capital securities), to the extent permitted by the TIA, will waive any and all claims, in law and/or in equity, against the capital securities trustee for, agree not to initiate a suit against the capital securities trustee in respect of, and agree that the capital securities trustee will not be liable for, any action that the capital securities trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities.

        Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities, we will provide a written notice to the holders of the capital securities through DTC as soon as practicable regarding such exercise of the UK bail-in power. We will also deliver a copy of such notice to the capital securities trustee for information purposes.

        Neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion thereof into another security or obligation of the Issuer or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Issuer, nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities will be an Event of Default (as defined in the capital securities indenture) with respect to such capital securities.

        By its acquisition of the capital securities, each holder of the capital securities (including each holder of a beneficial interest in the capital securities) acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA.

        By its acquisition of the capital securities, each holder of the capital securities (including each holder of a beneficial interest in the capital securities) acknowledges and agrees that, upon the exercise of the UK bail-in power by the relevant UK resolution authority, (a) the capital securities trustee will not be required to take any further directions from the holders of capital securities with respect to any portion of the capital securities that are written-down, converted to equity and/or cancelled under Section 5.12 (Control by Holders) of the capital securities indenture, and (b) the capital securities indenture will not impose any duties upon the capital securities trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the capital securities remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the capital securities), then the capital securities trustee's duties under the capital securities indenture shall remain applicable with respect to the capital securities following such completion to the extent that the Issuer and the capital securities trustee shall agree pursuant to another supplemental indenture or an amendment to the capital securities indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, so long as any capital securities remain outstanding, there will at all times be a capital securities trustee for the capital securities in accordance with the capital securities indenture, and the resignation and/or removal of the capital securities trustee and the appointment of a successor capital securities trustee will continue to be governed by the capital securities indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the capital securities remain outstanding following the completion of the exercise of the UK bail-in power.

        By its acquisition of the capital securities, each holder of the capital securities (including each holder of a beneficial interest in the capital securities) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such capital securities to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to such capital securities as it may be imposed, without any further action or direction on the part of such holder or the capital securities trustee. In addition, the exercise of the UK bail-in power may require that interests in the capital securities be held and/or other actions implementing the UK bail-in power to be taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

        For a discussion of certain risk factors relating to the UK bail-in power, see "Risk Factors Relating to the Securities."

Redemption

        Any terms of the redemption of any series of capital securities, whether at our option or upon the occurrence of certain circumstances (including, but not limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

        We and the capital securities trustee may make certain modifications and amendments of the applicable indenture with respect to any series of capital securities without the consent of the holders of the capital securities, including, to the extent necessary, to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power, including the bail-in consent. Other modifications and amendments may be made to the capital securities indenture with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the capital securities of the series outstanding under the capital securities indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each capital security affected that would (unless such modification or amendment is a result of the exercise of the UK bail-in power by the relevant UK resolution authority):

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  change the stated maturity of the principal or any interest amount of any capital security or change the terms of any capital security to include a stated maturity;

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  reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to any capital security;

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  change any obligation to pay Additional Amounts;

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  change the currency of payment of the principal amount of, premium, if any, or interest on any capital security;

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  impair the right to institute suit for the enforcement of any payment due and payable;

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  reduce the percentage in aggregate principal amount of outstanding capital securities of the series necessary to modify or amend the capital securities indenture or to waive compliance with certain provisions of the capital securities indenture and any past default, (as such term is defined in the capital securities indenture);"

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  modify the above requirements or requirements regarding waiver of past defaults; or

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  change in any manner adverse to the interests of the holders of any capital securities the subordination provisions of the capital securities or the terms and conditions of our obligations in respect thereof.

Subordination

        Payment of the principal of (and premium, if any) and interest, if any, on a series of capital securities will be subordinated to the claims of the holders of certain of our other present and future obligations to the extent and in the manner described in the relevant prospectus supplement. The subordination provisions will be governed by, and construed in accordance with, the laws of England and Wales.

Defaults; Limitation of Remedies

  Winding-up Event

        Subject to the subordination provisions set forth under "—Subordination", if a Winding-up Event occurs before the occurrence of an Automatic Write Down (as defined below), the principal amount of the capital securities will become immediately due and payable, without the need of any further action on the part of the capital securities trustee, the holders or any other person.

        A "Winding-up Event" with respect to the capital securities will result if:

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  a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order;

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  our shareholders adopt an effective resolution for our winding-up (other than, in the case of either this clause or the immediately preceding clause, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency); or

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  following our appointment of an administrator, the administrator gives notice that it intends to declare and distribute a dividend.

        For these purposes, an "Automatic Write Down" means the irrevocable and automatic (without the need for the consent of holders of the capital securities) write-down of the full principal amount of the capital securities to zero and the cancellation of all accrued and unpaid interests and the cancellation of the capital securities on the business day immediately following the determination by us that a loss absorption event has occurred.

        A "loss absorption event" will occur if we determine at any time that the common equity Tier 1 capital ratio of the Santander UK group is less than 7%.

        "Capital Rules" means at any time the regulations, requirements, guidelines and policies relating to capital resources requirements or capital adequacy then in effect and applicable to the Santander UK group (including, without limitation, CRD IV, and any regulations, requirements, guidelines and policies of the Regulator as may from time to time be applicable to the Santander UK group).

        "CRD IV" means (i) the Capital Requirements Directive, (ii) the Capital Requirements Regulation and (iii) any legislation or regulatory technical standards made under or pursuant to powers conferred by (i) or (ii).

        "Capital Requirements Directive" means Directive 2013/36/EU of the European Parliament and of the Council on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms dated June 26, 2013, as amended or replaced from time to time.

        "Capital Requirements Regulation" means Regulation (EU) No 575/2013 of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms dated June 26, 2013, as amended or replaced from time to time.

        "Common equity Tier 1" means, at any time, the sum, expressed in pounds sterling, of all amounts that constitute common equity Tier 1 Capital of the Santander UK group as at such time, less any deductions from common equity Tier 1 capital required to be made as at such time, in each case as calculated on a consolidated basis in accordance with the then prevailing Capital Rules but without taking into account any transitional, phasing in or similar provisions.

        "Common equity tier 1 capital ratio" means the ratio of common equity tier 1 of the Santander UK group as at such time to the Risk Weighted Assets of the Santander UK group at the same time, expressed as a percentage.

        "Risk Weighted Assets" means, as at any time, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Santander UK group as at such time, as calculated on a consolidated basis in accordance with the then prevailing Capital Rules but without taking into account any transitional, phasing in or similar provisions, and where the term "risk weighted assets" means the risk weighted assets or total risk exposure amount, as calculated in accordance with the then prevailing Capital Rules.

        "Tier 1 Capital" has the meaning given to it in the Capital Rules.

  Non-payment Event

        If we fail to pay any principal that has become due and payable under the capital securities for a period of seven calendar days, the capital securities trustee may provide us with a written notice of such failure. If within a period of seven calendar days following the provision of such notice, the failure continues and has not been cured nor waived (a "Non-payment Event"), the capital securities trustee may, at its discretion in accordance with the capital securities indenture, and without further notice to us, institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, if we cancel any interest payment in respect of any interest payment date or if such interest payment is deemed to have been cancelled (in each case, in whole or in part), then such interest payment shall not be due and payable in respect of such interest payment date, and no Non-payment Event under the capital securities shall occur or be deemed to have occurred as a result of such cancellation or deemed cancellation (in each case, in whole or in part).

  Limited Remedies for Breach of Obligations (Other than Non-payment)

        In addition to the remedies for a Non-payment Event, the capital securities trustee may without further notice institute such proceedings against us as it may deem fit to enforce any term, obligation or condition binding upon us under the capital securities or the capital securities indenture (other than any of our payment obligations under, or arising from, the capital securities or the capital securities indenture, including payment of any principal or interest, including Additional Amounts) (such obligation, a "Performance Obligation"); provided the sole and exclusive remedy that the capital securities trustee (acting on behalf of the holders) and/or the holders may seek under the capital securities or the capital securities indenture is specific performance under the laws of the State of New York; provided further that to the extent any judgment or other award given in such proceedings requires the payment of money by us, whether by way of damages or otherwise (a "Monetary Judgment"), the capital securities trustee (acting on behalf of the holders) and/or the holders may not enforce, and will not be entitled to enforce, or otherwise claim such Monetary Judgment against us, except by proving such Monetary Judgment in our winding up or administration. For the avoidance of doubt, any breach by us of any Performance Obligation will not confer upon the capital securities trustee (acting on behalf of the holders) and/or the holders any claim other than specific performance and we will not be obliged to pay any sum or sums, in cash or otherwise (including damages), as a consequence of the institution of any such proceedings, except where a holder proves any Monetary Judgment in our winding up or administration.

        By its acquisition of the capital securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that

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  the sole and exclusive remedy that such holder (or beneficial owner) and/or the capital securities trustee (acting on its behalf) may seek under the capital securities or the capital securities indenture for a breach by us of a Performance Obligation is specific performance under the laws of the State of New York,

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  such holder (or beneficial owner) will not (and waives any right to) seek, and will not (and waives any right to) direct the capital securities trustee (acting on its behalf) to seek, any other remedy against us in respect of any breach by us of a Performance Obligation,

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  such holder (or beneficial owner) will not (and waives any right to) enforce, and will not be entitled to enforce (and waives any such entitlement), or otherwise claim (and waives any other right to claim) a Monetary Judgment against us, except by proving such Monetary Judgment in our winding up or administration and

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  to the extent permitted by the TIA, such holder (or beneficial owner) will waive any and all claims, in law and/or in equity, against the capital securities trustee for, and agree not to initiate a suit, against the capital securities trustee in respect of, and agree that the capital securities trustee will not be liable for, any action that the capital securities trustee takes, or abstains from taking, in connection with such holder's (or beneficial owner's) right to enforce a Performance Obligation in accordance with the terms of the capital securities indenture.

        We are required to furnish to the capital securities trustee annually a statement as to our compliance with all conditions and covenants under the capital securities indenture.

  No Other Remedies

        Other than the limited remedies specified in this section "—Defaults; Limitation of Remedies," no remedy against us will be available to the capital securities trustee (acting on behalf of the holders) or to the holders, whether for the recovery of amounts owing in respect of such capital securities or under the capital securities indenture, or in respect of any breach by us of any of our obligations under, or in respect of, the terms of such capital securities or the capital securities indenture in relation thereto; provided that notwithstanding the limitations on remedies specified in this section "—Defaults; Limitation of Remedies," (i) the capital securities trustee will have such powers as are required to be authorized to it under the TIA in respect of the rights of the holders under the provisions of the capital securities indenture, and (ii) nothing will impair the right of a holder under the TIA, absent such holder's consent, to sue for any payment due but unpaid with respect to the capital securities; provided further that, in the case of (i) and (ii), any payments in respect of, or arising from, the capital securities, including any payments or amounts resulting or arising from the enforcement of any rights under the TIA in respect of the capital securities, will be subject to the subordination provisions set forth under "—Subordination."

        Subject to applicable law, no holder of the capital securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under or in connection with the capital securities or the capital securities indenture, and each holder of the capital securities shall, by virtue of being the holder of any capital security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the preceding sentence, if any of the amounts owing to any holder of the capital securities by the Issuer is discharged by set-off, such holder shall, unless such payment is prohibited by law, immediately pay an amount equal to the amount of such discharge to the Issuer or, in the event of its winding-up or administration, the liquidator or administrator, as appropriate of the Issuer for payments to the senior creditors in respect of amounts owing to them by the Issuer, and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer, or the liquidator or administrator, as appropriate of the Issuer (as the case may be), for payment to the senior creditors in respect of amounts owing to them by the Issuer and accordingly any such discharge shall be deemed not to have taken place.

  Defaults

        A "default" will occur (i) upon the occurrence of a Winding-up Event that occurs before an Automatic Write Down, (ii) upon the occurrence of a Non-payment Event or (iii) upon a breach by us of a Performance Obligation.

        Under the terms of the capital securities indenture and the capital securities, neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion of the capital securities into another security or obligation of us or another person, as a result of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to us, nor the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the capital securities will be a default. As a result, the holders will not have the right to request that the capital securities trustee declare an acceleration solely due to the occurrence of a reduction or cancellation, in part or in full, of the Amounts Due, the conversion of the capital securities into another security or obligation of us or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to us, or the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities.

  Waiver of Past Defaults

        Holders of not less than a majority of the aggregate principal amount of the capital securities then outstanding may on behalf of all holders waive any past default that results from a breach by us of a Performance Obligation; provided that (i) a default in respect of a Performance Obligation, the modification or amendment of which would require the consent of each holder affected by it or (ii) any past default that results from a Winding-up Event or a Non-payment Event, in either case, will require the waiver of each holder affected by such default.

        Upon the occurrence of any waiver of a default described in the immediately preceding paragraph, such default will cease to exist, and any default with respect to any series of capital securities arising therefrom will be deemed to have been cured and not to have occurred for any purpose under the capital securities indenture; provided that no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Consolidation, Merger and Sale of Assets; Assumption

        We may, without the consent of the holders of any of the capital securities, consolidate or amalgamate with, merge into or transfer or lease our property and assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of England and Wales, the laws of any member state of the European Union (as the same may be constituted from time to time), the laws of any state of the United States, the laws of any province of Canada, the laws of Australia or the laws of New Zealand, that assumes, by a supplemental indenture, our obligations on the capital securities and under the capital securities indenture, and we procure the delivery of a customary officer's certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

        Subject to applicable law and regulation, a successor entity may assume our obligations under the capital securities of any series without the consent of any holder; provided, that:

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  the successor entity expressly assumes such obligations by an amendment to the capital securities indenture, in a form satisfactory to the capital securities trustee, and we, by an amendment to the capital securities indenture, unconditionally guarantee (such guarantee to be given on a basis consistent with the ranking of the capital securities of such series) all of such successor entity's obligations under the capital securities of such series and the relevant indenture, as so modified by such amendment;

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  the successor entity confirms in such amendment to the capital securities indenture that any Additional Amounts under the capital securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the taxing jurisdiction of the Issuer, rather than taxes imposed by the taxing jurisdiction in which the successor entity is incorporated; and

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  immediately after giving effect to such assumption of obligations, no Winding-up Event and no event which, after notice or lapse of time or both, would become an Winding-up Event, with respect to the capital securities of such series shall have occurred and be continuing.

        The successor entity that assumes our obligations will also be entitled to redeem the capital securities of the relevant series in the circumstances described in "—Redemption" above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor entity's jurisdiction of incorporation which occurs after the date of the assumption.

Governing Law

        Except as stated above, the capital securities indenture and the capital securities of each series will be governed by and construed in accordance with the laws of the State of New York. See "—Subordination."

Notices

        All notices to holders of registered capital securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the capital securities trustee.

The Capital Securities Trustee

        The Bank of New York Mellon, 240 Greenwich Street, Floor 7E, New York, New York 10286, United States is the capital securities trustee under the capital securities indenture. The capital securities trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the capital securities trustee is under no obligation to exercise any of the powers vested in it by the capital securities indenture at the request of any holder of securities, unless offered indemnity satisfactory to it by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries may maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business.

Consent to Service of Process

        Under the capital securities indenture, we designate C T Corporation System at 111 Eighth Avenue, in the Borough of Manhattan, The City of New York, New York, as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the capital securities indenture or any capital securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

CERTAIN TAX CONSIDERATIONS

Certain U.S. Federal Income Tax Considerations

        The following is a summary of certain U.S. federal income tax considerations that may be relevant to a holder of a debt security or capital security that is a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the debt security or capital security (a "U.S. holder"). This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with U.S. holders that will hold debt securities or capital securities as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold debt securities or capital securities as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or persons that have a "functional currency" other than the U.S. dollar, entities taxed as partnerships or the partners therein, persons that own (or are treated as owning for U.S. federal income tax purposes) 10% or more of our equity by vote or value. U.S. expatriates, or nonresident alien individuals present in the United States for more than 182 days in a taxable year. In addition, this summary does not address any aspects of the Medicare contribution tax on net investment income or the alternative minimum tax. Any special U.S. federal income tax considerations relevant to a particular issue of debt securities or capital securities (including any considerations relevant to debt securities or capital securities denominated in currencies other than the U.S. dollar, or capital securities that are not perpetual) will be provided in the applicable prospectus supplement.

        Investors should consult their own tax advisors in determining the tax consequences to them of holding debt securities or capital securities, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

        U.S. holders that use an accrual method of accounting for tax purposes ("accrual-basis U.S. holders") generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the "book/tax conformity rule"). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although it is not clear to what types of income the book/tax conformity rule applies. This rule generally is effective for tax years beginning after December 31, 2017 or, for "OID Debt Securities" (as defined below under "Debt Securities—Original Issue Discount"), for tax years beginning after December 31, 2018. Accrual-basis U.S. holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

  Debt Securities

  Payments of Interest

        Payments of "qualified stated interest" (as defined below under "Original Issue Discount") on a debt security will be taxable to a U.S. holder as ordinary income at the time that such payments are accrued or are received (in accordance with the U.S. holder's method of tax accounting).

        Payments of interest and additional amounts on debt securities will be treated as foreign source income for the purposes of calculating a U.S. holder's foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. U.S. holders should consult their own tax advisors regarding the availability of a foreign tax credit under their particular circumstances.

  Purchase, Sale and Retirement of Debt Securities

        A U.S. holder's tax basis in a debt security generally will equal the cost of such debt security to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on such debt security.

        Upon the sale, exchange or retirement of a debt security, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the U.S. holder's tax basis in such debt security.

        Except as discussed below with respect to market discount and short-term debt securities (as defined below), gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income.

  Original Issue Discount

        If the Issuer issues debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or greater than the product of one-fourth of one percent (0.25%) of the state redemption price at maturity of the debt securities multiplied by the number of full years to their maturity (the "de minimis threshold"), the debt securities will be "OID debt securities." U.S. holders of OID debt securities generally will be subject to the special tax accounting rules for obligations issued with original issue discount ("OID") provided by the Internal Revenue Code of 1986, as amended, and certain regulations promulgated thereunder (the "OID Regulations"). U.S. holders of such debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

        In general, each U.S. holder of an OID debt security, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the debt security for all days during the taxable year that the U.S. holder owns the debt security. The daily portions of OID on an OID debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an OID debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial holder, the amount of OID on an OID debt security allocable to each accrual period is determined by (a) multiplying the "adjusted issue price" (as defined below) of the OID debt security at the beginning of the accrual period by the yield to maturity of such OID debt security (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest (as defined below) allocable to that accrual period. The yield to maturity of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The "adjusted issue price" of an OID debt security at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of an OID debt security at a single fixed rate of interest or, subject to certain conditions, based on one or more interest indices. In the case of an OID debt security that bears interest at a floating rate, both the "yield to maturity" and "qualified stated interest" will generally be determined for these purposes as though the OID debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to the interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.) As a result of this "constant yield" method of including OID in income, the amounts includible in income by a U.S. holder in respect of an OID debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

        A U.S. holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such U.S. holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the U.S. holder, the U.S. holder making such election will also be deemed to have made the election (discussed below in "—Premium and Market Discount") to amortize premium or to accrue market discount in income currently on a constant-yield basis.

        A subsequent U.S. holder of an OID debt security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or an initial U.S. holder that purchases an OID debt security at a price other than the debt security's issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the U.S. holder acquires the OID debt security at a price greater than its adjusted issue price, such holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The "remaining redemption amount" for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

        Floating rate debt securities generally will be treated as "variable rate debt instruments" under the OID Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as "qualified stated interest" and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a "variable rate debt instrument," such debt security will be subject to special rules (the "Contingent Payment Regulations") that govern the tax treatment of debt obligations that provide for contingent payments ("Contingent Debt Obligations"). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

        Certain of the debt securities may be subject to special redemption features, as indicated in the applicable prospectus supplement. Debt securities containing such features, in particular OID debt securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the applicable prospectus supplement and should consult their own tax advisors with respect to such debt securities since the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.

        The book/tax conformity rule, discussed above under "—Certain U.S. Federal Income Tax Considerations," applies to OID in some cases, and therefore accrual-basis U.S. holders may be required to include OID on OID debt securities in a more accelerated manner than described above if the holder does so for financial accounting purposes. It is uncertain what adjustments, if any, should be made in later accrual periods when taxable income exceeds income reflected on the accrual-basis U.S. holder's financial statements to reflect the accelerated accrual of income in earlier periods. In addition, it is possible, although less likely, that accrual-basis U.S. holders may be required to include OID that would otherwise fall under the de minimis threshold in gross income as such OID accrues on the holder's financial statements. The application of the book-tax conformity rule to OID, including OID that would otherwise fall under the de minimis threshold, is uncertain, and accrual-basis U.S. holders should consult with their own tax advisors on how the rule may apply to their investment in the debt securities.

  Premium and Market Discount

        A U.S. holder of a debt security that purchases the debt security at a cost greater than its remaining redemption amount (as defined in the third preceding paragraph) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service ("IRS"). A U.S. holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. With respect to a U.S. holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. holder's tax basis when the debt security matures or is disposed of by the U.S. holder. Therefore, a U.S. holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as capital loss when the debt security matures.

        If a U.S. holder of a debt security purchases the debt security at a price that is lower than its remaining redemption amount, or in the case of an OID debt security, its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have "market discount" in the hands of such U.S. holder. In such case, gain realized by the U.S. holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such U.S. holder. In addition, the U.S. holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security, or, at the election of the holder, under a constant-yield method.

        A U.S. holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a U.S. holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

        Under the book/tax conformity rule, discussed above under "—Certain U.S. Federal Income Tax Considerations," an accrual-basis U.S. holder that makes the election described in the paragraph above may be required to accrue market discount in a more accelerated manner than described therein if the holder does so for financial accounting purposes. It is also possible, although less likely, that an accrual-basis U.S. holder that has not made the election and accrues market discount on a current basis on its financial statements, may be required to accrue market discount—including de minimis market discount—currently for U.S. federal income tax purposes. The application of the book/tax conformity rule to debt instruments with market discount is uncertain, and accrual-basis U.S. holders should consult with their tax advisors on how the rule may apply to their investment in the debt securities.

  Short-Term Debt Securities

        The rules set forth above will also generally apply to debt securities having maturities of not more than one year ("short-term debt securities"), but with certain modifications.

        First, the OID Regulations treat none of the interest on a short-term debt security as qualified stated interest. Thus, all short-term debt securities will be OID debt securities. OID will be treated as accruing on a short-term debt security ratably, or at the election of a U.S. holder, under a constant yield method.

        Second, a U.S. holder of a short-term debt security that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the short-term debt security as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a U.S. holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a U.S. holder will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period the U.S. holder held the debt security. Notwithstanding the foregoing, a cash-basis U.S. holder of a short-term debt security may elect to accrue OID into income on a current basis or to accrue the "acquisition discount" on the debt security under the rules described below. If the U.S. holder elects to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.

        An accrual-basis U.S. holder and certain cash-basis U.S. holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include original issue discount on a short-term debt security in income on a current basis. Alternatively, a U.S. holder of a short-term debt security can elect to accrue the "acquisition discount," if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the short-term debt security's stated redemption price at maturity (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. holder, under a constant-yield method based on daily compounding.

        Finally, the market discount rules will not apply to a short-term debt security.

  Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

        The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to U.S. holders of any Contingent Debt Obligations will be provided in the applicable prospectus supplement.

  Capital Securities

  U.S. Tax Status of Capital Securities; Payments of Interest

        Capital securities will be treated as equity of the Issuer for U.S. federal income tax purposes. Accordingly, interest payments with respect to a capital security will be treated as distributions on the stock of the Issuer and as dividends to the extent paid out of the current or accumulated earnings and profits of the Issuer, as determined under U.S. federal income tax principles. Because the Issuer does not expect to maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions paid to U.S. holders generally will be reported as dividends for U.S. federal income tax purposes.

        Subject to certain exceptions for short-term and hedged positions, dividends received by certain non-corporate U.S. holders will be subject to taxation at preferential rates if the dividends are "qualified dividends." Interest received with respect to capital securities will be qualified dividends if (i) either (A) the Issuer is eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has approved for purposes of the qualified dividend rules, or (B) the capital securities are readily tradable on an established securities market in the United States, and (ii) the Issuer was not, in the year prior to the year in which the interest payment was made, and is not, in the year in which the interest payment is made, a passive foreign investment company ("PFIC"). The Issuer expects to be eligible for the benefits of the comprehensive income tax treaty between the United States and the UK (which has been approved by the IRS for the purposes of the qualified dividend rules). Based on the Issuer's audited financial statements, the Issuer believes that it was not a PFIC for U.S. federal income tax purposes with respect to its 2017 taxable year. In addition, based on its audited financial statements and its current expectations regarding the value and nature of its assets and the sources and nature of its income, the Issuer does not anticipate becoming a PFIC for its 2018 taxable year, and the foreseeable future. Accordingly, subject to certain exceptions for short-term and hedged positions, the Issuer expects that the dividends received by non-corporate U.S. holders will generally be subject to taxation at preferential rates. If, contrary to the conclusion above, the Issuer was a PFIC for U.S. federal income tax purposes, such treatment generally would result in adverse tax consequences to U.S. holders. U.S. holders should consult their tax advisers regarding the application of the PFIC rules to an investment in the capital securities.

  Purchase, Sale and Retirement of Capital Securities

        Upon the sale, exchange, redemption or other disposition of capital securities, including an Automatic Write-Down, a U.S. holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition and (2) the U.S. holder's adjusted tax basis in the capital securities. Such gain or loss will generally be U.S.-source long-term capital gain or loss if the U.S. holder has held the capital securities for more than one year. Net long-term capital gain recognized by certain non-corporate U.S. holders will generally be subject to taxation at preferential rates.

  Substitution of the Issuer

        The terms of the debt securities and capital securities provide that, in certain circumstances, the obligations of the issuer under the debt securities and capital securities may be assumed by another entity. Any such assumption might be treated for U.S. federal income tax purposes as a deemed disposition of debt securities or capital securities by a U.S. holder in exchange for new debt securities or capital securities issued by the new obligor. As a result of this deemed disposition, a U.S. holder could be required to recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue price of the new debt securities (as determined for U.S. federal income tax purposes) or fair market value of the capital securities, and the U.S. holder's tax basis in the debt securities or capital securities, as applicable.

  Foreign Financial Asset Reporting

        Certain U.S. holders that own "specified foreign financial assets" with an aggregate value in excess of U.S.$50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. "Specified foreign financial assets" include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities and capital securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisers concerning the application of these rules to their investment in the debt securities and capital securities, including the application of the rules to their particular circumstances.

  Information Reporting and Backup Withholding

        Information returns will be required to be filed with the IRS with respect to payments made to certain U.S. holders of debt securities or capital securities. In addition, certain U.S. holders may be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the applicable withholding agent. Persons holding debt securities or capital securities who are not U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding tax.

  Foreign Account Tax Compliance Act

        As a result of FATCA and related intergovernmental agreements, holders of the debt securities or capital securities may be required to provide information and tax documentation regarding their identities as well as that of their direct and indirect owners. It is also possible that payments on the debt securities and capital securities may be subject to a withholding tax of 30% beginning on January 1, 2019 as a result of FATCA.

        The United Kingdom has entered into an intergovernmental agreement with the United States relating to FATCA (the "US—UK IGA"). Pursuant to the US—UK IGA and applicable UK regulations implementing the US—UK IGA, we may be required to comply with certain reporting requirements. Holders of the debt securities or capital securities therefore may be required to provide information and tax documentation regarding their identities, as well as that of their direct and indirect owners, and this information may be reported to the Commissioners for Her Majesty's Revenue & Customs ("HMRC"), and ultimately, the IRS. We intend to comply with any applicable reporting requirements pursuant to the US—UK IGA and applicable UK regulations implementing the US—UK IGA. Assuming the debt securities are treated as debt for U.S. federal income tax purposes and are not issued or materially modified after the applicable "grandfathering date," payments on the debt securities will not be subject to FATCA withholding. The applicable "grandfathering date" is the date that is six months after the date on which final United States Treasury regulations defining the term "foreign passthru payment" are filed with the Federal Register.

        FATCA is particularly complex and its application to us is uncertain at this time. Each prospective investor should consult its own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect each investor in its particular circumstance.

Certain United Kingdom Tax Considerations

        The comments below, which are of a general nature and are based on the Issuer's understanding of current UK law and H.M. Revenue & Customs practice, describe only the UK withholding tax treatment of payments of interest in respect of the debt securities and the power of H.M. Revenue & Customs to obtain information and disclose that information to other tax authorities. They are not exhaustive. They do not deal with any other UK taxation implications of acquiring, holding or disposing of debt securities. Prospective holders of debt securities who are in any doubt as to their tax position or who may be subject to tax in a jurisdiction other than the UK are strongly advised to consult their own professional advisers.

  1.
  So long as the debt securities are and continue to be admitted to trading on a "recognized stock exchange" within the meaning of section 1005 of the Income Tax Act 2007, payment of interest on the debt securities may be made without withholding or deduction for or on account of income tax.

  2.
  In other cases, absent any other relief or exemption (such as a direction by H.M. Revenue & Customs that interest may be paid without withholding or deduction for or on account of tax to a specified holder following an application by that holder under an applicable double tax treaty), an amount must generally be withheld on account of income tax at the basic rate (currently 20%) from payments of interest on the debt securities.

  3.
  If interest is paid under deduction of UK income tax (for example, if the debt securities cease to be listed on a recognized stock exchange), debt security holders who are not resident in the UK may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty.

  4.
  The interest paid on the debt securities will have a UK source and accordingly may be chargeable to UK tax by direct assessment. In this event, where the interest is paid without withholding or deduction, the interest will not be assessed to UK tax in the hands of holders of the debt securities (other than certain trustees) who are not resident for tax purposes in the UK, except where such persons carry on a trade, profession or vocation in the UK through a UK branch or agency or, in the case of corporate holders, carry on a trade through a permanent establishment in the UK, in each case being a trade, profession, vocation or permanent establishment in connection with which the interest is received or to which the debt securities are attributable; in such a case tax may be levied on the UK branch, agency or permanent establishment. There are exemptions for interest received by certain categories of agents (such as some brokers and investment managers).

  5.
  The above description of the UK withholding tax position assumes that there will be no substitution of the Issuer and does not consider the tax consequences of any such substitution.

  6.
  Where debt securities are issued on terms that a premium is or may be payable on redemption, as opposed to being issued at a discount, then it is possible that any such element of premium may constitute a payment of interest and be subject to withholding on account of income tax as outlined in the preceding paragraphs.

  7.
  Where debt securities are issued at an issue price of less than 100% of their principal amount, any payments in respect of the accrued discount element on any such debt securities will not be made subject to any withholding or deduction for or on account of income tax.

        Power of H.M. Revenue & Customs to obtain information and disclose that information to other tax authorities

  8.
  H.M. Revenue & Customs have powers to obtain information, including in relation to interest or payments treated as interest and payments derived from securities. This may include details of the beneficial owners of the debt securities (or the persons for whom the debt securities are held), details of the persons to whom payments derived from the debt securities are or may be paid and information in connection with transactions relating to the debt securities. Information obtained by H.M. Revenue & Customs may be provided to tax authorities in other jurisdictions.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

        The Issuer may sell all or part of the securities from time to time on terms determined at the time such securities are offered for sale to or through underwriters or through selling agents. The Issuer may also sell such securities directly to other purchasers. The names of any such underwriters or selling agents in connection with the offer and sale of any series of securities will be set forth in the accompanying prospectus supplement relating thereto.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If the Issuer uses underwriters in the sale of such securities, they will acquire those securities for their own account and such securities may be resold from time to time in one or more transactions. Such securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters' obligations to purchase securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of such securities if any of such securities are purchased.

        In connection with the sale of securities, the underwriters may receive compensation from the Issuer or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from the Issuer and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such compensation received from the Issuer will be described in the accompanying prospectus supplement.

        Underwriters, dealers, selling agents and other persons may be entitled, under agreements which may be entered into with the Issuer, to indemnification by the Issuer against certain civil liabilities, including liabilities under the Securities Act.

        Each series of securities will be a new issue of securities with no established trading market. In the event that securities of a series offered hereunder are not listed on a national securities exchange, certain broker-dealers may make a market in such securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the securities of any series or as to the liquidity of the trading market for such securities.

Selling Restrictions

        The EEA and UK selling restrictions set forth below are in addition to any other selling restrictions set out in the accompanying prospectus supplement.

  EEA

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), any underwriter, dealer or agent in connection with an offering of securities will be required to represent and agree that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus to the public in that Relevant

Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State:

  (a)
  at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  at any time to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter nominated by the Issuer for any such offer;

  (c)
  at any time if the denomination per security being offered amounts to at least €100,000 (or equivalent); or

  (d)
  at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

        provided, that no such offer of securities referred to in (a) to (d) above shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or to supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

        Where the applicable prospectus supplement includes a section entitled "Prohibition of sales to EEA retails investors," each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable prospectus supplement to any retail investor in the EEA. For the purposes of this provision: (a) the expression "retail investor" means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the IMD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive; and (b) the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

  United Kingdom

        Any underwriter, dealer or agent in connection with an offering of securities will be required to represent and agree that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA would not apply to the Issuer if the Issuer were not an authorized person; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the UK.

Conflicts of Interest

        Santander Investment Securities Inc. ("SIS"), an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities. To the extent an initial offering of the securities will be distributed by SIS, each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm's distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of us will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

        In addition, SIS may use this prospectus in connection with offers and sales related to market-making activities. SIS may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.

Market-Making Resales

        This prospectus may be used by SIS in connection with offers and sales of the senior debt securities in market-making transactions. In a market-making transaction, SIS may resell a senior debt security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, SIS may act as principal, or agent, including as agent for the counterparty in a transaction in which SIS acts as principal, or as agent for both counterparties in a transaction in which SIS does not act as principal. SIS may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose.

        The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include senior debt securities sold in market-making transactions. The latter include senior debt securities to be issued after the date of this prospectus, as well as securities previously issued.

        We do not expect to receive any proceeds from market-making transactions. We do not expect that SIS or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

        Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

        Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by SIS that it intends to make a market in the senior debt securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities, dated subordinated debt securities or capital securities. However, neither SIS nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

        Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

        In this prospectus or any accompanying prospectus supplement, the terms "this offering" means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

 LEGAL OPINIONS

        Cleary Gottlieb Steen & Hamilton LLP, our U.S. counsel, and Slaughter and May, our English solicitors, will pass upon certain legal matters relating to the debt securities to be offered hereby.

EXPERTS

        The financial statements as of 31 December 2017 and 2016 and for each of the two years in the period ended 31 December 2017 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended 31 December 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements for the year ended 31 December 2015 (before the effects of the adjustments to retrospectively apply the changes in accounting discussed in Note 41 to the consolidated financial statements) (not separately incorporated by reference herein) incorporated in this prospectus by reference to the Annual Report on Form 20-F have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report appearing in the Annual Report on Form 20-F incorporated by reference in this prospectus (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph outlining that Deloitte LLP were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the changes in accounting discussed in Note 41 to the consolidated financial statements and, accordingly, did not express an opinion or any other form of assurance about whether such retrospective adjustments are appropriate and have been properly applied). The adjustments to the consolidated financial statements for the year ended 31 December 2015 to retrospectively apply the changes in accounting, as described in Note 41 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The consolidated financial statements for the year ended 31 December 2015 incorporated in this prospectus by reference to the Annual Report on Form 20-F have been so included in reliance upon the reports of (i) Deloitte LLP solely with respect to those consolidated financial statements before the effects of the adjustments to retrospectively apply the changes in accounting discussed in Note 41 to the consolidated financial statements and (ii) PricewaterhouseCoopers LLP solely with respect to the adjustments to those consolidated financial statements to retrospectively apply the changes in accounting, as described in Note 41, given upon their authority as experts in auditing and accounting.